                     AMENDED AND RESTATED CREDIT AGREEMENT

                                     Dated

                                 July 7, 1998

                                     among

                          ARCHSTONE COMMUNITIES TRUST


                  CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                            as Administrative Agent

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                             as Syndication Agent


                                      and

                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                            as Documentation Agent

                                      and

                                  the Lenders

                               TABLE OF CONTENTS

1.   Definitions..............................................................1

2.   The Loans...............................................................16
     2.1   Advances..........................................................16
     2.2   Term Loan Conversion..............................................18
     2.3   Payments..........................................................19
     2.4   Pro Rata Treatment................................................21
     2.5   Non-Receipt of Funds by the Agent.................................22
     2.6   Sharing of Payments, Etc..........................................22
     2.7   Fees..............................................................23
     2.8   Money Market Borrowings...........................................24

3.   Conditions..............................................................28
     3.1   All Loans.........................................................28
     3.2   First Loan........................................................28
     3.3   Options Available.................................................29
     3.4   Designation and Conversion........................................29
     3.5   Special Provisions Applicable to Eurodollar Rate Borrowings
           and Money Market Loans............................................30
     3.6   Funding Offices; Adjustments Automatic............................33
     3.7   Funding Sources, Payment Obligations..............................33
     3.8   Mitigation, Non-Discrimination....................................33

4.   Representations and Warranties..........................................34
     4.1.  Organization......................................................34
     4.2   Financial Statements..............................................34
     4.3   Enforceable Obligations; Authorization............................34
     4.4   Other Debt........................................................35
     4.5   Litigation........................................................35
     4.6   Taxes.............................................................35
     4.7   Regulation U......................................................35
     4.8   Subsidiaries......................................................35
     4.9   S.................................................................35
     4.10  No Contractual or Corporate Restrictions..........................36
     4.11  Investment Company Act Not Applicable.............................36
     4.12  Public Utility Holding Company Act Not Applicable.................36
     4.13  ERISA Not Applicable..............................................36
     4.14  Year 2000.........................................................36

5.   Affirmative Covenants...................................................36
     5.1   Taxes, Insurance, Existence, Regulations, Property, etc...........36


                                      (i)


     5.2   Financial Statements and Information..............................37
     5.3   Financial Tests...................................................37
     5.4   Inspection........................................................37
     5.5   Further Assurances................................................37
     5.7   Insurance.........................................................38
     5.8   Notice of Certain Matters.........................................38
     5.9   Use of Proceeds...................................................38
     5.10  Expenses of and Claims Against the Agent and the Lenders..........38
     5.11  Legal Compliance; Indemnification.................................39
     5.12  Borrower's Performance............................................39
     5.13  Professional Services.............................................40
     5.14  Capital Adequacy..................................................40
     5.15  Property Pool.....................................................40
     5.16  Year 2000.........................................................42

6.   Negative Covenants......................................................42
     6.1   Indebtedness......................................................42
     6.2   Mergers, Consolidations and Acquisitions of Assets................43
     6.3   Redemption........................................................43
     6.4   Nature of Business................................................43
     6.5   Transactions with Related Parties.................................44
     6.6   Loans and Investments.............................................44
     6.7   Limiting Agreements...............................................45
     6.8   Nature of Assets..................................................46

7.   Events of Default and Remedies..........................................46
     7.1.  Events of Default.................................................46
     7.2   Remedies Cumulative...............................................48

8.   The Agent...............................................................48
     8.1   Appointment, Powers and Immunities................................48
     8.2   Reliance..........................................................49
     8.3   Defaults..........................................................50
     8.4   Rights as a Lender................................................50
     8.5   Indemnification...................................................50
     8.6   Non-Reliance on Agent and Other Lenders...........................51
     8.7   Failure to Act....................................................51
     8.8   Resignation of Agent..............................................51
     8.9   No Partnership....................................................52

9.   Renewal and Extension...................................................52
     9.1   Procedure for Consideration of Renewal and Extension Requests.....52
     9.2   Conditions to Renewal and Extension...............................53


                                     (ii)

     9.3    No Obligation to Renew and Extend................................54

10.  Miscellaneous...........................................................54
     10.1   No Waiver, Amendments............................................54
     10.2   Notices..........................................................54
     10.3   Venue............................................................54
     10.4   Choice of Law....................................................55
     10.5   Survival; Parties Bound; Successors and Assigns..................55
     10.6   Counterparts.....................................................57
     10.7   Usury Not Intended; Refund of Any Excess Payments................58
     10.8   Captions.........................................................58
     10.9   Severability.....................................................58
     10.10  Disclosures......................................................58
     10.11  No Novation......................................................58
     10.12  Limitation of Liability..........................................59
     10.13  Entire Agreement.................................................59

EXHIBITS
--------


                                     (iii)

A-  Officer's Certificate B -  Request for Loan C -  Note C-1-  Swing Loan Note D -
    Legal Opinion
E-  Money Market Quote Request
F-  Invitation for Money Market Quotes
G-  Money Market Quote
H-  Designation Agreement
I-  Guaranty

                                     (iv)

                     AMENDED AND RESTATED CREDIT AGREEMENT
                     -------------------------------------


     THIS AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement") is made and entered into as of July 7, 1998, by and among ARCHSTONE COMMUNITIES TRUST, a Maryland real estate investment trust formerly known as Security Capital Pacific Trust (the "Borrower"), the financial institutions (including Chase, the Syndication Agent and the Documentation Agent, the "Lenders") which are now or may hereafter become signatories hereto, CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association ("Chase"), as administrative agent for Lenders (in such capacity, "Agent"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as syndication agent for Lenders (in such capacity, "Syndication Agent"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as documentation agent for the Lenders (in such capacity, "Documentation Agent").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Borrower, the Agent, and certain of the Lenders entered into an Amended and Restated Credit Agreement dated as of August 13, 1997 (the "Original Credit Agreement"); and

     WHEREAS, the Borrower, the Agent, the Syndication Agent, and the Lenders desire to amend and restate the Original Credit Agreement upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE in consideration of the mutual covenants, agreements and undertakings herein contained, the parties hereto agree as follows:

1.   Definitions.
     -----------

     Unless a particular word or phrase is otherwise defined or the context otherwise requires, capitalized words and phrases used in Credit Documents have the meanings provided below.

     Absolute Rate Auction shall mean a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.8.

     Acceptable Credit Rating shall mean a Credit Rating from two of Standard & Poor's Rating Services, Moody's Investors Service, Inc., DCR, or Fitch (one of which must be an S&P Rating or a Moody's Rating) equal to a Credit Rating from DCR or Fitch, or an S&P Rating of BBB- or better, or a Moody's Rating of Baa3 or better.

     Accounts, Equipment and Inventory shall have the respective meanings assigned to them in the Texas Business and Commerce Code in force on the date the document using such term was executed.

     Affiliate shall mean any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

     Annual Audited Financial Statements shall mean the annual financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such fiscal year and an income statement and a statement of cash flows, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with Generally Accepted Accounting Principles and accompanied by a report and opinion of independent certified public accountants satisfactory to the Agent, which shall state that such financial statements, in the opinion of such accountants, present fairly the financial position of such Person as of the date thereof and the results of its operations for the period covered thereby in conformity with Generally Accepted Accounting Principles. Such statements shall be accompanied by a certificate of such accountants that in making the appropriate audit and/or investigation in connection with such report and opinion, such accountants did not become aware of any Default or, if in the opinion of such accountant any such Default exists, a description of the nature and status thereof. The Annual Audited Financial Statements shall be prepared on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     Applicable Margin shall mean (a) if a Credit Rating is obtained from more than one agency, and one of the two highest Credit Ratings is an S&P Rating or a Moody's Rating, the following percentage based on the corresponding Credit Rating which is the second highest, or (b) if the one of the two highest Credit Ratings in clause (a) above is not an S&P Rating or a Moody's Rating, the following percentage based on the corresponding S&P Rating or Moody's Rating which is the highest, or (c) if only one Credit Rating is obtained, which must be an S&P Rating or a Moody's Rating, the following percentage based on the corresponding S&P Rating or Moody's Rating:

                                       APPLICABLE MARGIN
                                       -----------------

     APPLICABLE
     ----------
     CREDIT RATING              EURODOLLAR RATE        MARGIN BASE
     -------------              ---------------        -----------
                                   BORROWING              RATE
                                ---------------        -----------
   A/A2 or better                    0.500%                 0
   A-/A3                             0.600%                 0
   BBB+/Baa1                         0.650%                 0
   BBB/Baa2                          0.750%                 0
   BBB-/Baa3                         0.900%                 0
   Worse than BBB-/Baa3              1.250%                 .25%

Each Applicable Margin shall be in effect whenever and for so long as the corresponding Credit Rating is in effect.

   Base Rate shall mean for any day a rate per annum equal to the Applicable Margin on that day plus the greater on a daily basis of (a) the Prime Rate for that day, or (b) the Federal Funds Effective Rate for that day plus one-half of one percent (1/2%).

   Base Rate Borrowing shall mean that portion of the principal balance of the Loans at any time bearing interest at the Base Rate.

   Business Day shall mean a day other than (a) a day when the main office of the Agent is not open for business, or (b) a day that is a federal banking holiday in the United States of America.

   Ceiling Rate shall mean, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas laws permits the higher interest rate, stated as a rate per annum. On each day, if any, that Texas law establishes the Ceiling Rate, the Ceiling Rate shall be the "weekly ceiling" (as defined in Chapter 303 of the Texas Finance Code (the "Texas Finance Code") and Chapter 1D of Title 79, Tex. Rev. Civ. Stats. 1925 ("Chapter 1D"), as amended, respectively) for that day. The Agent may from time to time, as to current and future balances, implement any other ceiling under the Texas Finance Code or Chapter 1D by notice to the Borrower, if and to the extent permitted by the Texas Finance Code or Chapter 1D. Without notice to the Borrower or any other person or entity, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

   Code shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

   Commitment shall mean the commitment of the Lenders to lend funds under
Section 2.1 of this Agreement, other than Swing Loans.

   Committed Loan shall mean Loans other than Money Market Loans.

   Construction Interest shall mean Borrower's interest expense for the construction of projects, which is capitalized in accordance with Generally Accepted Accounting Principles.

   Conversion Date has the meaning given to it in Section 2.2 hereof.

   Coverage Ratio shall mean the ratio of (a) the Borrower's Funds From Operations plus all of the Borrower's Interest Expense for the period used to calculate Funds From Operations, to (b) dividends or other distributions of any kind or character paid or payable with respect to any Disqualified Stock plus all of the Borrower's Interest Expense, in each case for the period used to calculate the Funds From Operations.

   Credit Documents shall mean this Agreement, the Notes, the guaranties provided pursuant to Section 5.15.C, all instruments, certificates and agreements now or hereafter executed or delivered to the Agent or the Lenders pursuant to any of the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

   Credit Rating shall mean the S&P Rating, the Moody's Rating, the rating assigned by DCR, or the rating assigned by Fitch to Borrower's senior unsecured long term indebtedness.

   DCR shall mean Duff & Phelps Credit Rating Co.

   Debt to Tangible Net Worth Ratio shall mean the ratio of Indebtedness to Tangible Net Worth.

   Debt to Total Asset Value Ratio shall mean the ratio (expressed as a percentage) of Indebtedness to Total Asset Value.

   Designated Lender shall mean a special purpose corporation that (a) shall have become a party to this Agreement pursuant to Section 10.5(g), and (b) is not otherwise a Lender.

   Designated Lender Notes shall mean promissory notes of the Borrower, substantially in the form of Exhibit C hereto, evidencing the obligation of the Borrower to repay Money Market Loans made by Designated Lenders, and Designated Lender Note means any one of such promissory notes issued under Section 10.5(g).

   Designating Lender shall have the meaning set forth in Section 10.5(g).

   Designation Agreement shall mean a designation agreement in substantially the form of Exhibit H attached hereto, entered into by a Lender and a Designated Lender and accepted by the Agent.

   Determination Date shall mean the date that is two (2) years prior to the then existing Revolving Credit Termination Date.

   Disqualified Stock shall mean any of the Borrower's capital stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) (a) matures or is subject to mandatory redemption, pursuant to a sinking fund obligation or otherwise, (b) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock, (c) is redeemable at the option of the holder of such stock, or (d) otherwise requires any payments by Borrower, in each case on or before the Maturity Date.

   Eligible Institution shall mean a commercial bank or a finance company, insurance company or other financial institution which is regularly engaged in making, purchasing or investing in loans and which has base capital of at least $500,000,000.00, but shall not include any Person which is an Affiliate of the Borrower.

   Equity Percentage shall mean the following percentage for each Unconsolidated Affiliate which will be in effect whenever and for so long as the Unconsolidated Affiliate Ratio for that Unconsolidated Affiliate equals the corresponding amount:

   Unconsolidated Affiliate Ratio          Equity Percentage
   ------------------------------          -----------------
   1.5:1.0 or less                               100%

   Greater than 1.5:1.0 but less                  50%
   than or equal to 1.86:1.0

   Greater than 1.86:1.0                          0%

   Eurodollar Business Day shall mean a Business Day on which transactions in United States dollar deposits between banks may be carried on in the London interbank dollar market.

   Eurodollar Interbank Rate shall mean, for each Interest Period, the rate of interest per annum, rounded, if necessary, to the next highest whole multiple of one-sixteenth percent (1/16%), quoted by Agent at or before 11:00 a.m., London time (or as soon thereafter as practicable), on the date two (2) Eurodollar Business Days before the first day of such Interest Period, to be the arithmetic average of the prevailing rates per annum at the time of determination and in accordance with the then existing practice in the London interbank dollar market, for the offering to Agent by one or more prime banks selected by Agent in its sole discretion, in the London interbank dollar market, of deposits in United States dollars for delivery on the first day of such Interest Period and having a maturity equal to the length of such Interest Period and in an amount equal (or as nearly equal as may be) to the Eurodollar Rate Borrowing to which such Interest Period relates. Each determination by Agent of the Eurodollar Interbank Rate shall be prima facie evidence thereof.

   Eurodollar Rate shall mean for any day a rate per annum equal to the sum of the Applicable Margin for that day plus the Eurodollar Interbank Rate in effect on the first day of the Interest Period for the applicable Eurodollar Rate Borrowing. Each Eurodollar Rate is subject to adjustments for reserves, insurance assessments and other matters as provided for in Section 3.5 hereof.

   Eurodollar Rate Borrowing shall mean that portion of the principal balance of the Loans at any time bearing interest at a Eurodollar Rate.

   Eurodollar Reserve Requirement shall mean, on any day, the cost incurred by a Lender as a reserve requirement (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to "Eurocurrency liabilities," as currently defined in Regulation D, all as specified by any Governmental Authority, including but not limited to those imposed under Regulation D, because of that Lender making a Eurodollar Rate Borrowing or a Money Market LIBOR Loan available to the Borrower.

   Event of Default shall mean any of the events specified as an event of default in Section 7 of this Agreement, and Default shall mean any of such events, whether or not any requirement for notice, grace or cure has been satisfied.

   Federal Funds Effective Rate shall to the extent necessary be determined by the Agent separately for each day and shall for each such day be a rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each such day (or if any such day is not a Business Day, for the next immediately preceding Business Day) by the Federal Reserve Bank of New York, or if the weighted average of such rates is not so published for any such day which is a Business Day, the average of the quotations for any such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

   Fitch shall mean Fitch IBCA Inc.

   Fixed Charge Coverage Ratio shall mean the ratio of (a) the Borrower's Funds From Operations plus all of the Borrower's Interest Expense for the period used to calculate Funds From Operations, less Unit Capital Expenditures, to (b) dividends of any kind or character or other proceeds paid or payable with respect to any Disqualified Stock, plus all of the principal payable and principal paid on the Borrower's Indebtedness other than (i) in the case of the Borrower, any scheduled principal payments on the Term Loans, (ii) any regularly scheduled principal payments on any Indebtedness which pays such Indebtedness in full, to the extent the amount of such final scheduled principal payment is greater than the scheduled principal payment immediately preceding such final scheduled principal payment and (iii) scheduled principal payments on the Borrower's Indebtedness incurred prior to July 7, 1998 (which date shall be extended by one (1) year if the Revolving Credit Termination Date is extended by one (1) year as provided in this Agreement) which has an Acceptable Credit Rating at the time of issuance, plus all of the Borrower's Interest Expense, in each case for the period used to calculate the Funds From Operations.

   Funding Loss shall mean, with respect to (a) Borrower's payment or prepayment of principal of a Eurodollar Rate Borrowing or a Money Market Loan on a day other than the last day of the applicable Interest Period; (b) Borrower's failure to borrow a Eurodollar Rate Borrowing or a Money Market Loan on the date specified by Borrower; (c) Borrower's failure to make any prepayment of the Loans (other than Base Rate Borrowings) on the date specified by Borrower, or (d) any cessation of a Eurodollar Rate to apply to the Loans or any part thereof pursuant to Section 3.5, in each case whether voluntary or involuntary, any direct loss, expense, penalty, premium or liability incurred by any Lender (including but not limited to any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender to fund or maintain a Loan).

  Funds From Operations shall mean gross cash revenues (excluding unforfeited security deposits) actually received by the Borrower, less all cash disbursements characterized as expenses and all proper charges against income, plus depreciation of Property and deferred taxes, reserves and other non-cash charges, all determined in accordance with Generally Accepted Accounting Principles; provided, that there shall not be included in such revenues (i) any proceeds of any insurance policy other than rental or business interruption insurance received by the Borrower, (ii) any gain which is classified as "extraordinary" in accordance with Generally Accepted Accounting Principles,
(iii) gains or losses from depreciated real estate, or (iv) provisions for possible losses. Funds From Operations will be calculated, on an annualized basis, on the four (4) calendar quarters immediately preceding the date of the calculation. Funds From Operations shall not be increased or decreased by gains or losses from sales of Property other than undepreciated real estate. Funds From Operations shall be calculated on a consolidated basis in accordance with Generally Accepted Accounting Principles.

  Generally Accepted Accounting Principles shall mean, as to a particular Person, such accounting practice as, in the opinion of the independent accountants of recognized national standing regularly retained by such Person and acceptable to the Agent, conforms at the time to generally accepted accounting principles, consistently applied. Generally Accepted Accounting Principles means those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to the Lenders or where a change therein has been concurred in by such Person's independent auditors, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person. If there is a change in such accounting practice as to the Borrower that could affect the Borrower's ability to comply with the terms of this Agreement, the parties hereto agree to review and discuss such changes in accounting practice and the terms of this Agreement for a period of no more than thirty (30) days with a view to amending this Agreement so that the financial measures of the Borrower's operating performance and financial condition are substantially the same after such change as they were immediately before such change.

  Governmental Authority shall mean any foreign governmental authority, the United States of America, any State of the United States and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court or other tribunal having jurisdiction over the Agent, any Lender or the Borrower or their respective Property.

     Historical Value shall mean the purchase price of Property (including improvements) and ordinary related purchase transaction costs, plus the cost of subsequent capital improvements made by the Borrower, less any provision for losses, all determined in accordance with Generally Accepted Accounting Principles. If the Property is purchased as a part of a group of properties, the Historical Value shall be calculated based upon a reasonable allocation of the aggregate purchase price by the Borrower, and consistent with Generally Accepted Accounting Principles.

     Homestead Loans shall mean loans, advances and extensions of credit by the Borrower to Homestead Village Incorporated evidenced by the Homestead Notes and secured by Homestead Mortgages.

     Homestead Mortgage Amount shall mean the amount funded under the Homestead Loans (irrespective of the face amount of the Homestead Notes).

     Homestead Mortgages shall mean mortgages issued to the Borrower on Homestead Property securing the Homestead Loans.

     Homestead Notes shall mean promissory notes payable to the Borrower and convertible into common stock of Homestead Village Incorporated and secured by Homestead Mortgages.

     Homestead Property shall mean the real estate properties subject to the Homestead Mortgages.

     Indebtedness shall mean and include, without duplication (1) all obligations for borrowed money, (2) all obligations evidenced by bonds, debentures, notes or other similar agreements, (3) all obligations to pay the deferred purchase price of Property or services, except trade accounts payable arising in the ordinary course of business (unless included in (6) below), (4) all guaranties and endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others, (5) all Indebtedness secured by any Lien existing on any interest of the Person with respect to which Indebtedness is being determined in Property owned subject to such Lien whether or not the Indebtedness secured thereby shall have been assumed, (6) accounts payable, dividends of any kind or character or other proceeds payable with respect to any stock and accrued expenses which in the aggregate are in excess of five percent (5%) of the undepreciated value of the assets of the Borrower, in each case including Non-recourse Debt, (7) payments received in consideration for sale of Borrower's stock when the amount of the stock so sold is determined, and the date of delivery is, more than one (1) month after receipt of such payment and only to the extent that the obligation to deliver stock is not payable solely in stock of the Borrower. Indebtedness shall be calculated on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     Interest Expense shall mean all of a Person's paid, accrued or capitalized interest expense on such Person's Indebtedness (whether direct, indirect or contingent, and including, without limitation, interest on all convertible debt), but excluding Construction Interest.

     Interest Options shall mean the Base Rate and the Eurodollar Rate, and "Interest Option" means either of them.

     Interest Payment Dates shall mean (a) the first (1st) day of each calendar month and the Maturity Date, for Base Rate Borrowings and Eurodollar Rate Borrowings; and (b) for Money Market Loans, the last day of each Interest Period and the maturity date of the Money Market Loans Interest Period shall mean:

     Interest Period shall mean:

          (1) For each Eurodollar Rate Borrowing, a period commencing on the date such Eurodollar Rate Borrowing was made and ending on the numerically corresponding day which is, subject to availability, (a) one (1), two (2), three (3) or six (6) months thereafter, or (b) seven (7), fourteen (14) or twenty-one (21) days thereafter for no more than four (4) time periods (provided that the first Eurodollar Rate Borrowing under this Agreement with an Interest Period of seven (7) days shall not count against the four time maximum) each calendar year in connection with payments of the Loans because of debt and/or equity sales by the Borrower, changes in the Lender Commitments or sales of major assets by the Borrower; provided that, (v) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day, unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day; (w) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of the appropriate calendar month; (x) no Interest Period shall ever extend beyond the Maturity Date; and (y) Interest Periods shall be selected by Borrower in such a manner that the Interest Period with respect to any portion of the Loans which shall become due shall not extend beyond such due date.

          (2) For each Money Market LIBOR Loan, the period commencing on the date such Money Market LIBOR Loan was made and ending one (1), two (2), three (3) or six (6) months thereafter, as the Borrower may elect in the applicable Notice of Money Market Borrowing in accordance with Section 2.8; provided that such Interest Period shall be limited as provided in clauses
     (1)(v) through (y) above.

          (3) With respect to each Money Market Absolute Rate Loan, the period commencing on the date such Money Market Absolute Rate was made and ending such number of days thereafter (but not less than 14 days) as the Borrower may elect in accordance with Section 2.8; provided that such Interest Period shall be limited as provided in clauses (1)(x) and (y) above.

     Legal Requirement shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

     Lender Commitment means, for any Lender, the amount set forth opposite such Lender's name on its signature page of this Agreement, or as may hereafter become a signatory hereto, as adjusted to reflect assignments in accordance with this Agreement.

     LIBOR Auction shall mean a solicitation of Money Market Quotes setting forth Money Market Margins based on the Eurodollar Interbank Rate pursuant to
Section 2.8.

     Lien shall mean any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions.

     Loans shall mean the Loans described in Sections 2.1, 2.2 and 2.8 hereof. Loan shall mean any such Loan.

     Majority Lenders shall mean the Lenders with an aggregate amount of at least sixty-six and sixty-seven one hundredths percent (66.67%) of the amount of the Commitment then outstanding, and after the Commitment has expired or terminated, shall mean Lenders with an aggregate amount of at least sixty-six and sixty-seven one hundredths percent (66.67%) of the unpaid principal balance of all Loans.

     Material Adverse Change shall mean a change which could reasonably be expected to have a Material Adverse Effect.

     Material Adverse Effect means a material adverse effect on (a) the financial condition, or results of operations of Borrower and its Subsidiaries taken as a whole, (b) the ability of Borrower to perform its material obligations under the Credit Documents to which it is a party taken as a whole,
(c) the validity or enforceability of such Credit Documents taken as a whole, or
(d) the material rights and remedies of Lenders and Agent under the Credit Documents taken as a whole.

     Maturity Date shall mean (a) the Revolving Credit Termination Date prior to any conversion of the Committed Loans to the Term Loans, and (b) the Termination Date as to the Term Loans.

     Money Market Absolute Rate has the meaning set forth in Section 2.8.

     Money Market Absolute Rate Loan shall mean a loan to be made by a Lender pursuant to an Absolute Rate Auction.

     Money Market LIBOR Loan shall mean a loan to be made by a Lender pursuant to a LIBOR Auction.

     Money Market Loan shall mean a Money Market LIBOR Loan or a Money Market Absolute Rate Loan, as the context may require or allow.

     Money Market Margin has the meaning set forth in Section 2.8.

     Money Market Quote shall mean an offer by a Lender to make a Money Market Loan in accordance with Section 2.8.

     Moody's Rating shall mean the senior unsecured debt rating from time to time received by the Borrower from Moody's Investors Service, Inc.

     Net Operating Income shall mean, for any income producing operating properties, the difference between (a) any cash rentals, proceeds and other income received from such Property (but excluding security or other deposits, late fees, early lease termination or other penalties, or other income of a non-recurring nature) during the determination period, less (b) all cash costs and expenses (excluding interest expense and any expenditures that are capitalized in accordance with Generally Accepted Accounting Principles) incurred as a result of, or in connection with, or properly allocated to, the operation or leasing of such Property during the determination period. Net Operating Income shall be calculated on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     Non-recourse Debt shall mean any Indebtedness the payment of which the Borrower or any of its Subsidiaries is not obligated to make other than to the extent of any security therefor.

     Notes shall mean the promissory notes of the Borrower described in Section
2.1 hereof, including the Swing Loan Note, any and all renewals, extensions, modifications, rearrangements and replacements thereof and any and all substitutions therefor, and Note shall mean any one of them.

     Obligations shall mean, as at any date of determination thereof, the sum of
(a) the aggregate amount of Loans outstanding hereunder plus (b) all other liabilities, obligations and Indebtedness of any Parties under any Credit Document.

     Occupancy Period shall mean the immediately preceding calendar quarter for initial inclusion of a Homestead Property in the Operating Sub-Pool, and then for the second quarter such Homestead Property is included the immediately preceding two (2) calendar quarters, for the third quarter such Homestead Property is included the immediately preceding three (3) calendar quarters, and for the fourth quarter such Homestead Property is included and thereafter the immediately preceding four (4) calendar quarters.

     Officer's Certificate shall mean a certificate in the form attached hereto as Exhibit A.

     Operating Sub-Pool Value means the sum of:

          (a)  with respect to the Sub-Pool Real Estate (as defined in Section
5.15 hereof), for the period being measured, the lesser of (i) the aggregate Historical Value of such properties; and (ii) the sum of (1) the aggregate Net Operating Income of such properties that during such measurement period have reached the beginning of the first full calendar quarter after the Stabilization Date (the "Calculation Date") ((x) beginning with the Calculation Date until the end of the third full calendar quarter after the Stabilization Date, based on the annualized Net Operating Income from the Calculation Date until the time of measurement, and (y) beginning with the fourth full calendar quarter after the Stabilization Date, based on the immediately preceding four (4) calendar quarter period) divided by nine percent (9.0%), plus (2) the Historical Value of such properties that have not reached the Calculation Date during the measurement period; plus

          (b) with respect to the Homestead Loans, for the Occupancy Period the lesser of (i) the aggregate Homestead Mortgage Amount; and (ii) the aggregate Net Operating Income of the Homestead Property (which must meet the requirements of Section 5.15 (e)) during the Occupancy Period on an annualized basis divided by eleven percent (11.0%).

     Organizational Documents shall mean, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture, and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Credit Document referring to such Organizational Document and any and all future modifications thereof which are consented to by the Lenders.

     Opinion Letters shall mean the opinion letters of independent counsel for the Borrower, each in Proper Form.

     Parties shall mean all Persons other than the Agent, the Syndication Agent, the Documentation Agent or any Lender executing any Credit Document.

     Past Due Rate shall mean, on any day, a rate per annum equal to the Ceiling Rate for that day, or only if applicable law imposes no maximum nonusurious rate of interest for that day, then the Past Due Rate for that day shall be a rate per annum equal to the Base Rate plus an additional three percent (3%) per annum, but in any event not to exceed the Ceiling Rate.

     Percentage shall mean the amount, expressed as a percentage, of each Lender Commitment as compared to the Commitment, set forth opposite the Lender's name on its signature page of this Agreement, or as may hereafter become signatory hereto.

     Permitted Encumbrances shall mean (a) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended and none of which is violated in any material respect by existing or proposed structures or land use; (b) the following: (i) Liens for taxes not yet due and payable, or being diligently contested in good faith, or where no Material Adverse Effect could reasonably be expected to result from such nonpayment or the imposition of such Lien; or (ii) materialmen's, mechanic's, warehousemen's and other like Liens arising in the ordinary course of business, securing payment of Indebtedness whose payment is not yet due, or that are being contested in good faith by appropriate proceedings diligently conducted, and for or against which the Borrower has established adequate reserves in accordance with Generally Accepted Accounting Principles; (c) Liens for taxes, assessments and governmental charges or assessments that are being contested in good faith by appropriate proceedings diligently conducted, and for or against which the Borrower has established adequate reserves in accordance with Generally Accepted Accounting Principles; (d) Liens on real property which are insured around or against by title insurance; (e) Liens securing assessments or charges payable to a property owner association or similar entity which assessments are not yet due and payable or are being diligently contested in good faith; and (f) Liens securing this Agreement and Indebtedness hereunder.

     Person shall mean any individual, corporation, trust, unincorporated organization, Governmental Authority or any other form of entity.

     Prime Rate shall mean, as of a particular date, the prime rate of interest per annum most recently determined by the Agent as its prime rate, automatically fluctuating upward or downward with and at the time specified in each such determination without notice to Borrower or any other Person; each change in the Prime Rate shall be effective on the date such change is determined; which Prime Rate may not necessarily represent the Agent's lowest or best rate actually charged to a customer.

     Proper Form shall mean in form and substance reasonably satisfactory to the Agent and the Majority Lenders.

     Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

     Quarterly Unaudited Financial Statements shall mean the quarterly financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such quarter and an income statement for such fiscal quarter, and for the fiscal year to date, a statement of cash flows for such quarter and for the fiscal year to date, subject to normal year-end adjustments, and a detailed listing of the Borrower's Property and the Historical Value thereof, all setting forth in comparative form the corresponding figures for the corresponding fiscal period of the preceding year (or, in the case of the balance sheet, the end of the preceding fiscal year), prepared in accordance with Generally Accepted Accounting Principles except that the Quarterly Unaudited Financial Statements may contain condensed footnotes as permitted by regulations of the United States Securities and Exchange Commission, and certified as true and correct by a managing director, senior vice president, controller, co-controller or vice president of Borrower. The Quarterly Unaudited Financial Statements shall be prepared on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     Rate Designation Date shall mean 12:00 noon, Houston, Texas time, on the date three (3) Eurodollar Business Days preceding the first day of any proposed Interest Period.

     Regulation D shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member lenders of the Federal Reserve System.

     Request for Loan shall mean a written request for a Committed Loan substantially in the form of Exhibit B.

     Revolving Credit Termination Date shall mean July 7, 2001 as the same may hereafter be accelerated pursuant to the provisions of any of the Credit Documents.

     S&P Rating shall mean the senior unsecured debt rating from time to time received by the Borrower from Standard & Poor's Rating Services.

     Stabilization Date shall mean, with respect to a property, the earlier of
(a) twelve (12) months from the date of acquisition of an income producing property by the Borrower or twelve (12) months after substantial completion of construction or development of a new construction or development property, and
(b) the date on which the occupancy level is at least ninety-three percent
(93%).

     Stated Rate shall, on any day, mean whichever of the Base Rate, the Eurodollar Rate, or a rate applicable to Money Market Loans has been designated and provided pursuant to this Agreement; provided that, if on any day such rate shall exceed the Ceiling Rate for that day, the Stated Rate shall be fixed at the Ceiling Rate on that day and on each day thereafter until the total amount of interest accrued at the Stated Rate on the unpaid principal balance of the Notes equals the total amount of interest which would have accrued if there had been no Ceiling Rate. If the Notes mature (or are prepaid) before such equality is achieved, then, in addition to the unpaid principal and accrued interest then owing pursuant to the other provisions of the Credit Documents, Borrower promises to pay on demand to the order of the holders of the Notes interest in an amount equal to the excess (if any) of (a) the lesser of (i) the total interest which would have accrued on the Notes if the Stated Rate had been defined as equal to the Ceiling Rate from time to time in effect and (ii) the total interest which would have accrued on the Notes if the Stated Rate were not so prohibited from exceeding the Ceiling Rate, over (b) the total interest actually accrued on the Notes to such maturity (or prepayment) date.

     Subsidiary shall mean, as to a particular parent entity, any entity of which more than fifty percent (50%) of the indicia of voting equity or ownership rights (whether outstanding capital stock or otherwise) is at the time directly or indirectly owned by, such parent entity, or by one or more of its other Subsidiaries.

     Swing Loan shall mean a Loan made pursuant to Section 2.1(c) hereof.

     Swing Loan Note shall mean that certain promissory note dated of even date herewith in the original principal amount of $75,000,000.00 executed by the Borrower payable to the order of Chase.

     Tangible Net Worth shall mean total assets (valued at cost without deduction for depreciation, and including the book value of equity investments in each Unconsolidated Affiliate multiplied by the Equity Percentage for that Unconsolidated Affiliate), less (1) all intangibles (other than the unrealized gain on the Homestead Loans) and (2) all liabilities (including contingent and indirect liabilities), all determined in accordance with Generally Accepted Accounting Principles. The term "intangibles" shall include, without limitation,
(i) deferred charges, (ii) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (iii) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like intangibles. The term "liabilities" shall include, without limitation, (i) Indebtedness secured by Liens on Property of the Person with respect to which Tangible Net Worth is being computed whether or not such Person is liable for the payment thereof, (ii) deferred liabilities, and (iii) obligations under leases which have been capitalized. Tangible Net Worth shall be calculated on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     Taxes shall mean any tax, levy, impost, duty, charge or fee.

     Term Loan has the meaning given it in Section 2.2 hereof.

     Termination Date shall mean the date two (2) years after the Conversion Date, as the same may hereafter be accelerated pursuant to the provisions of any of the Credit Documents.

     Total Asset Value shall mean the sum of (a) the aggregate Net Operating Income of properties that have reached the Calculation Date (as defined in the definition of Operating Sub-Pool Value) ((i) beginning with the Calculation Date until the end of the third full calendar quarter after the Stabilization Date, based on the annualized Net Operating Income from the Calculation Date until the time of measurement, and (ii) beginning with the fourth full calendar quarter after the Stabilization Date, based on the immediately preceding four (4) calendar quarter period) divided by eight and three-fourths percent (8.75%), plus (b) the total book value of properties that have not reached the Calculation Date, plus (c) the amount of any cash and cash equivalents, excluding tenant security and other restricted deposits, plus (d) the total book value of all of the Borrower's other assets not described in (a), (b) or (c) above, excluding all intangibles and all equity investments in Unconsolidated Affiliates, plus (e) the total book value of the Borrower's equity investments in each Unconsolidated Affiliate multiplied by the Equity Percentage for that Unconsolidated Affiliate. Total Asset Value shall be calculated on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     Unconsolidated Affiliate shall mean, in respect of any Person, any other Person in whom such Person holds a voting equity or other ownership interest and whose financial results would not be consolidated under Generally Accepted Accounting Principles with the financial results of such other Person on the consolidated financial statements of such first mentioned Person.

     Unconsolidated Affiliate Ratio shall mean, for each Unconsolidated Affiliate, the ratio of the Indebtedness of the Unconsolidated Affiliate to the Tangible Net Worth of the Unconsolidated Affiliate.

     Unit Capital Expenditure shall mean, on an annual basis, an amount equal to the result of (a) the number of apartment units contained in each completed, operating Property owned by Borrower and any Subsidiary as of the last day of each of the immediately preceding five (5) calendar quarters, divided by five
(5); and multiplied by (b) $200.00.

20   The Loans.

     2.1 Advances. (a) Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Committed Loans (other than Swing Loans) prior to the Revolving Credit Termination Date to the Borrower not to exceed an amount (in the aggregate, the "Commitment") at any one time outstanding equal to the Lender's Lender Commitment. Each such request for a Committed Loan by Borrower shall be deemed a request for a Committed Loan from each Lender equal to such Lender's Percentage of the aggregate amount so requested, and such aggregate amount shall be in an amount at least equal to $1,000,000.00 and equal to a multiple of $100,000.00, or the difference between the Commitment and the aggregate principal balance of the Notes, whichever is less. Each repayment of the Committed Loans shall be deemed a repayment of each Lender's Committed Loan equal to such Lender's Percentage of the amount so repaid. The obligations of the Lenders hereunder are several and not joint, and the preceding two sentences will give rise to certain inappropriate results if special provisions are not made to accommodate the failure of a Lender to fund a Committed Loan as and when required by this Agreement; therefore, notwithstanding anything herein to the contrary, (A) no Lender shall be required to make Committed Loans at any one time outstanding in excess of such Lender's Percentage of the Commitment and (B) if a Lender fails to make a Committed Loan as and when required hereunder and Borrower subsequently makes a repayment on the Committed Loans, such repayment shall be split among the non-defaulting Lenders ratably in accordance with their respective Percentages until each Lender has its Percentage of all of the outstanding Committed Loans, and the balance of such repayment shall be divided among all of the Lenders in accordance with their respective Percentages. Notwithstanding the foregoing, borrowings and payments of Swing Loans shall be for Chase's own account. The Loans (other than Swing Loans) shall be evidenced by the Notes substantially in the form of Exhibit C attached hereto. The Borrower, the Agent and the Lenders agree that Chapter 346 of the Texas Finance Code shall not apply to this Agreement, the Notes or any Loan.

     (b) The Borrower shall give the Agent notice of each borrowing of a Committed Loan to be made hereunder as provided in Section 3.1 hereof, and the Agent shall deliver same to each Lender promptly thereafter. Not later than 11:00 a.m., Houston, Texas time, on the date specified for each such borrowing of a Committed Loan hereunder other than Swing Loans, each Lender shall make available the amount of the Loan, if any, to be made by it on such date to the Agent at the Agent's principal office in Houston, Texas, in immediately available funds, for the account of the Borrower. Such amounts received by the Agent will be held in Agent's general ledger account. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by wiring or otherwise transferring, in immediately available funds not later than 12:00 noon, Houston, Texas time, such amount to an account designated by the Borrower and maintained with Chase in El Paso, Texas or any other account or accounts which the Borrower may from time to time designate to the Agent by a written notice as the account or accounts to which borrowings hereunder are to be wired or otherwise transferred. Chase shall make available the amount of each Swing Loan by depositing the same in immediately available funds, in the foregoing account by 2:00 p.m., Houston, Texas time, on the date of the borrowing.

     (c) Subject to the terms and conditions hereof, if necessary to meet the Borrower's funding deadlines, Chase agrees to make Swing Loans to the Borrower at any time on or prior to the Revolving Credit Termination Date, not to exceed an amount at any one time outstanding equal to the lesser of (i) $75,000,000.00, or (ii) the difference between the Commitment and the unpaid principal balance of all Loans. Swing Loans shall constitute "Loans" for all purposes hereunder. Notwithstanding the foregoing, the aggregate amount of all Loans (including, without limitation, all Swing Loans) shall not at any time exceed the Commitment. Each request for a Swing Loan shall be in an amount at least equal to $1,000,000.00 and equal to a multiple of $100,000.00. If necessary to meet the Borrower's funding deadlines, the Agent may treat any Request for Loan as a request for a Swing Loan from Chase and Chase may fund it as a Swing Loan. Within two (2) Business Days after each Swing Loan is funded, Chase shall request that each Lender, and each Lender shall, on the first Business Day after such request is made, purchase a portion of any one or more Swing Loans in an amount equal to that Lender's Percentage of such Swing Loans by funding under such Lender's Note, such purchase to be made in accordance with the terms of
Section 2.1(b) of this Agreement just as if the Lender were funding directly to the Borrower under its Note (such that all Lenders other than Chase shall fund only under their respective Note and not under the Swing Loan Note). Unless the Agent knew or should have known when Chase funded a Swing Loan that the Borrower had not satisfied the conditions in this Agreement to obtain a Loan, each Lender's obligation to purchase an interest in the Swing Loans shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against Chase or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or Event of Default or the termination of any Lender Commitment; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries; (iv) any breach of this Agreement or any other Credit Documents by the Borrower, any of its Subsidiaries, the Agent or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Any portion of a Swing Loan not so purchased and converted may be treated by Chase as a Committed Loan which was not funded by the non-purchasing Lenders as contemplated in Section 2.1(a) of this Agreement, and as a funding by Chase under the Commitment in excess of Chase's Percentage. Each Swing Loan, once so sold, shall cease to be a Swing Loan for the purposes of this Agreement, but shall be a Committed Loan made under the Commitment and each Lender's Lender Commitment. The Swing Loans shall be evidenced by the Swing Loan Note substantially in the form of Exhibit C-1 attached hereto.

     2.2  Term Loan Conversion.

          (a) Subject to the terms and conditions of this Agreement, if any Extension Request (as defined in Section 9) shall be denied, the Borrower may elect to convert the aggregate unpaid principal amount of the Committed Loans (other than the Swing Loans) outstanding on the Revolving Credit Termination Date (if the conversion election is chosen, the "Conversion Date") into a term loan owing to each of the Lenders (each a "Term Loan"), so long as (i) the Borrower has given the Agent at least fifteen (15) days prior written notice of the Borrower's intention to so convert the Loans, (ii) no amounts remain unpaid under the Swing Loan Note, and (iii) the conditions to make a Loan set forth in
Section 3 are satisfied as of the Conversion Date. After the Conversion Date, the Borrower shall have no further right to receive, and no Lender shall have the obligation to make, any advances of Loans.

          (b) The Borrower shall repay the principal balance of each Term Loan in quarterly installments due on September 30 first following the Conversion Date, and continuing on the last day of each subsequent December, March, June and September until the Termination Date. The amount of each quarterly principal installment shall be equal to the following amount during the corresponding period:

       PERIOD                                   PAYMENT AMOUNT
       ------                                   --------------
During the first year after      Quarterly amount each equal to six and one-half
the Conversion Date              percent (6-1/2%) of the unpaid principal
                                 balance of the applicable Term Loan on the Conversion Date

During the second year after     Quarterly amount each equal to thirteen
the Conversion Date              (13%) of the unpaid principal balance of the
                                 applicable Term Loan on the Conversion Date
Accrued and unpaid interest on the unpaid principal balance of the Term Loans shall continue to be due and payable on the Interest Payment Dates. The entire unpaid principal balance, and all accrued and unpaid interest thereon, of the Term Loans, together with all other amounts due under this Agreement, shall be due and payable in full on the Termination Date.

     2.3 Payments. (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower hereunder, under the Notes and under the other Credit Documents shall be made in immediately available funds to the Agent at its principal office in Houston, Texas (or in the case of a successor Agent, at the principal office of such successor Agent in the United States), not later than 12:00 noon Houston, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

     (b) The Borrower may, at the time of making each payment hereunder, under any Note or under any other Credit Document, specify to the Agent the Loans or other amounts payable by the Borrower hereunder or thereunder to which such payment is to be applied (and in the event that it fails so to specify, such payment shall be applied to the Loans (first to the Swing Loans) or, if no Loans are outstanding, to other amounts then due and payable, provided that if no Loans or other amounts are then due and payable or an Event of Default has occurred and is continuing, the Agent may apply such payment to the Obligations in such order as it may elect in its sole discretion, but subject to the other terms and conditions of this Agreement, including without limitation Section 2.4 hereof). Each payment received by the Agent hereunder, under any Note or under any other Credit Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds. If the Agent receives a payment for the account of a Lender prior to 12:00 noon Houston, Texas time, such payment must be delivered to the Lender on that same day and if it is not so delivered due to the fault of the Agent, the Agent shall pay to the Lender entitled to the payment the interest accrued on the amount of the payment pursuant to said Lender's Note from the date the Agent receives the payment to the date the Lender received the payment. The Agent may apply payments received from the Borrower to pay any unpaid principal and interest on the Swing Loans before making payment to each Lender of amounts due under the Notes other than the Swing Loan Note. Committed Loans may be prepaid only if the accompanying Funding Loss, if any, is also paid. Money Market Loans may not be prepaid.

     (c) If the due date of any payment hereunder or under any Note falls on a day which is not a Business Day or a Eurodollar Business Day, as the case may be, the due date for such payments shall be extended to the next succeeding Business Day or Eurodollar Business Day, respectively, and interest shall be payable for any principal so extended for the period of such extension; provided, however, that with respect to Eurodollar Rate Borrowings and Money Market LIBOR Loans if such extension would cause the Eurodollar Business Day of payment to fall in another calendar month, the payment shall be due on the Eurodollar Business Day next preceding the due date of the payment.

     (d) The Borrower shall give the Agent at least one (1) Business Day's prior written notice of the Borrower's intent to make any payment of principal or interest under the Credit Documents not scheduled to be paid under the Credit Documents. Any such notification of payment shall be irrevocable after it is made by the Borrower. Upon receipt by the Agent of such notification of payment, it shall deliver same to the other Lenders.

     (e) All payments by the Borrower hereunder or under any other Credit Documents shall be made free and clear of and without deduction for or on account of any Taxes, including withholding and other charges of any nature whatsoever imposed by any taxing authority excluding in the case of each Lender taxes imposed on or measured by its net income or franchise taxes imposed in lieu of net income taxes by the jurisdiction in which it is organized or through which it acts for purposes of this Agreement. If any withholding or deduction from any payment to be made to, or for the account of, a Lender by the Borrower hereunder or under any other Credit Document is required in respect of any Taxes pursuant to any applicable law, rule, or regulation, then the Borrower will (i) pay to the relevant authority the full amount required to be so withheld or deducted; (ii) to the extent available, promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and (iii) pay to the Agent, for the account of each affected Lender, such additional amount or amounts as are necessary to ensure that the net amount actually received by such Lender will equal the full amount such Lender would have received had no such withholding or deduction been required. Each Lender shall determine such additional amount or amounts payable to it (which determination shall, in the absence of manifest error, be conclusive and binding on the Borrower). If a Lender becomes aware that any such withholding or deduction from any payment to be made by the Borrower hereunder or under any other Credit Document is required, then such Lender shall promptly notify the Agent and the Borrower thereof stating the reasons therefor and the additional amount required to be paid under this Section. Each Lender shall execute and deliver to the Agent and Borrower such forms as it may be required to execute and deliver pursuant to subsection (f) below. To the extent that any such withholding or deduction results from the failure of a Lender to provide a form required by subsection
(f) below (unless such failure is due to some prohibition under applicable Legal Requirements), the Borrower shall have no obligation to pay the additional amount required by clause (iii) above. Anything in this Section notwithstanding, if any Lender elects to require payment by the Borrower of any material amount under this Section, the Borrower may, within 60 days after the date of receiving notice thereof and so long as no Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination the Borrower shall (1) if the Agent and each of the other Lenders shall consent, pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination or
(2) have arranged for another Eligible Institution approved by the Agent (such approval not to be unreasonably withheld) as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in Section 10.5; provided further that, prior to substitution for any Lender, the Borrower shall have given written notice to the Agent of such intention and the Lenders shall have the option, but no obligation, for a period of 60 days after receipt of such notice, to increase their Commitments pro rata based on their Lender Commitments in order to replace the affected Lender in lieu of such substitution.

     (f) With respect to each Lender which is organized under the laws of a jurisdiction outside the United States, on the day of the initial borrowing from each such Lender hereunder and from time to time thereafter if requested by the Borrower or the Agent, such Lender shall provide the Agent and the Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder or other documents satisfactory to such Lender and the Agent indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty. Unless the Borrower and the Agent shall have received such forms or such documents indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

     2.4  Pro Rata Treatment.  Except to the extent otherwise provided herein:
          (a) each borrowing from the Lenders under Section 2.1(a) hereof shall be made ratably from the Lenders on the basis of their respective Percentages, each payment of the Fee (hereinafter defined) shall be made for the account of the Lenders, and shall be applied, pro rata, according to the Lenders' respective Lender Commitment; and (b) each payment by the Borrower of principal or interest on the Committed Loans other than the Swing Loans, of any other sums advanced by the Lenders pursuant to the Credit Documents, and of any other amount owed to the Lenders other than the Fee, payments of Swing Loans, or any other sums designated by this Agreement as being owed to a particular Lender, shall be made to the Agent for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Committed Loans (other than Swing Loans) held by the Lenders. Payments of Swing Loans shall be for Chase's own account.

     2.5 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which such Lender is to make payment to the Agent of the proceeds of a Loan (or purchase of a portion of a Swing Loan) to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available by the Agent together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) the Past Due Rate for such period if the recipient returning a Required Payment is the Borrower, or (b) the Federal Funds Effective Rate for such period if the recipient returning a Required Payment is the Agent or a Lender.

     2.6 Sharing of Payments, Etc. The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for the account of the Borrower at any of its offices, against any principal of or interest on any of such Lender's Loans to the Borrower hereunder, or other Obligations of the Borrower hereunder, which is not paid (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof. If a Lender shall obtain payment of any principal of or interest on any Committed Loan made by it under this Agreement (other than Swing Loans made by Chase), or other Obligation then due to such Lender hereunder, through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders portions of the Loans made or other Obligations held (other than Swing Loans made by Chase), by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Obligations then due to each of them. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

     2.7 Fees. The Borrower shall pay to the Agent for the account of each Lender fees (collectively, the "Fee") equal to the following:

          (a) an amount payable as a facility fee by the Borrower to the Agent for the account of each Lender equal to the following percentage per annum multiplied by the Commitment, which will be in effect whenever and for so long as the Borrower has received the corresponding Credit Rating (the method of determining the Credit Rating based on multiple ratings to be the same as set forth and used to determine the Credit Rating for the definition of Applicable Margin):

     CREDIT RATING                                FACILITY FEE
     -------------                                ------------
     A/A2 or better                               0.125%
     A-/A3                                           0.125%
     BBB+/Baa1                                       0.150%
     BBB/Baa2                                        0.150%
     BBB-/Baa3                                       0.200%

If the Credit Rating is worse than BBB-/Baa3, then for that calendar quarter and for so long thereafter as the Credit Rating is worse than BBB-/Baa3, the facility fee will be equal to the daily unused amount of the Commitment (Swing Loans shall be deemed to be a utilization of the Commitment solely for the purposes of this Section 2.7(a)) multiplied by 0.250% per annum payable in arrears on or before the tenth (10th) day of each April, July, October and January.

          (b)  If the Revolving Credit Termination Date is extended pursuant to
Section 9 of this Agreement, an amount payable as an extension fee by the Borrower to the Agent for the account of each Lender that extends its Committed Loans equal to 0.075% of each Lender's Lender Commitment at that time payable on the Determination Date.

          (c)  If the Loans are converted to the Term Loans pursuant to Section
2.2 of this Agreement, an amount payable as a conversion fee by the Borrower to the Agent for the account of each Lender that converts its Loans equal to 0.200% of the aggregate unpaid principal balance of each Loan on the Conversion Date payable to each Lender on the Conversion Date.

     The Fee shall not be refundable (except as required by Section 3.1(c) of this Agreement). Any portion of the Fee which is not paid by the Borrower when due shall bear interest at the Past

Due Rate from the date due until the date paid by the Borrower. The Fee shall be calculated on the actual number of days elapsed in a year deemed to consist of 360 days.

     2.8  Money Market Borrowings.
          -----------------------
          (a) The Borrower may, as set forth in this Section, whenever at the time of the request therefor the Borrower has received an Acceptable Credit Rating request the Lenders prior to the Revolving Credit Termination Date to make offers to make Money Market Loans to the Borrower, not to exceed, at such time, the lesser of (i) the unused portion of the Commitment and (ii) $375,000,000. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section. The Borrower shall pay the Agent a fee of $2,500.00 for each Money Market Quote Request provided below, payable monthly based on the requests for the previous month.

          (b) When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent (in care of Mr. Chris Consomer, Loan and Agency Services, One Chase Plaza, 8th Floor, New York, New York 10081, Facsimile No. 212-552-5627, telephone number 212-552-7259) by facsimile transmission a Money Market Quote Request ("Money Market Quote Request") substantially in the form of Exhibit E hereto so as to be received no later than 12:00 noon, New York, New York time on (i) the fourth Eurodollar Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (ii) the Business Day next preceding the date of borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

               (x) the proposed date of borrowing, which shall be a Eurodollar Business Day in the case of a LIBOR Auction or a Business Day in the case of an Absolute Rate Auction, and

               (y) the aggregate amount of such borrowing, which shall be $20,000,000.00 or a larger multiple of $1,000,000.00.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five (5) Eurodollar Business Days (or such other number of days as the Borrower and the Agent may agree in writing ) of any other Money Market Quote Request.

          (c) Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Lenders by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit F hereto, which shall constitute an invitation by the Borrower to each Lender to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

          (d) (i) Each Lender may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be received by the Agent by telex or facsimile transmission not later than (x) 9:30 a.m. New York, New York time on the third Eurodollar Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 10:30 a.m. New York, New York time on the proposed date of borrowing, in the case of an Absolute Rate Auction; provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent or its Designated Lender) in the capacity of a Lender may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than thirty (30) minutes prior to the applicable deadline for the other Lenders. Any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower. If, and only if, the Borrower elected in the applicable Money Market Quote Request to permit the Lenders to designate Designated Lenders to fund such Money Market Loans, such Money Market Loans may be funded by such Lender's Designated Lender (if any) as provided in Section 10.5(g), however such Lender shall not be required to specify in its Money Market Quote whether such Money Market Loans will be funded by such Designated Lender.

          (ii) Each Money Market Quote shall be in substantially the form of Exhibit G hereto and shall in any case specify:

               (1) the principal amount of the Money Market Loan for which each offer is being made, which principal amount (w) may be greater than or less than the Lender Commitment of the quoting Lender, (x) must be $5,000,000.00 or a larger multiple of $500,000.00, (y) may not exceed the principal amount of Money Market Loans for which offers were requested, and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Lender may be accepted,

               (2) in the case of a LIBOR Auction, the margin (the "Money Market Margin") above or below the applicable Eurodollar Interbank Rate) offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such applicable rate, and

               (3) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan.

A Money Market Quote may set forth up to five (5) separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

          (iii)  Any Money Market Quote shall be disregarded if it:
                 (1) is not substantially in conformity with Exhibit G hereto or does not specify all of the information required by subsection (d)(ii) above;

                 (2)  contains qualifying, conditional or similar language;

                 (3) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

                 (4) arrives after the time set forth in subsection (d)(i) above.

          (e) The Agent shall promptly notify the Borrower (i) of the terms of each proper Money Market Quote and the identity of the Lender submitting such Money Market Quote, and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Lender with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (1) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (2) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered, and (3) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

          (f) Not later than 10:30 a.m. New York, New York time on (i) the third Eurodollar Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction, or (ii) the proposed date of borrowing, in the case of an Absolute Rate Auction, the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e) above. In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

                 (1) the aggregate principal amount of each borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

                 (2) the principal amount of each borrowing must be $5,000,000.00 or a larger multiple of $500,000.00;

               (3) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be; and

               (4) the Borrower may not accept any offer that is described in subsection (d)(iii) above or that otherwise fails to comply with the requirements of this Agreement.

          (g) If offers are made by two or more Lenders with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in multiples of $500,000.00, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. The Agent shall promptly (and in any event within one (1) Business Day after such offers are accepted) notify the Borrower and each such Lender in writing of any such allocation of Money Market Loans. Determinations by the Agent of the allocation of Money Market Loans shall be conclusive in the absence of manifest error.

          (h) Upon receipt of the Borrower's Notice of Money Market Borrowing, the Agent shall, on the date such Notice of Money Market Borrowing is received by the Agent, promptly notify each Lender of the principal amount of the Money Market Loans accepted by the Borrower and of such Lender's share (if any) of such Money Market Loans and such Notice of Money Market Borrowing shall not thereafter be revocable by the Borrower. Any Lender so notified shall fund such Money Market Loans at the times provided in Section 2.1(b). A Lender that is notified that it has been selected to make a Money Market Loan may designate its Designated Lender (if any) to fund such Money Market Loan on its behalf, as described in Section 10.5(g). Any Designated Lender which funds a Money Market Loan shall on and after the time of such funding become the obligee under such Money Market Loan and be entitled to receive payment thereof when due. No Lender shall be relieved of its obligation to fund a Money Market Loan, and no Designed Lender shall assume such obligation, prior to the time the applicable Money Market Loan is funded.

          (i) Notwithstanding anything to the contrary contained herein, each Lender shall be required to fund its Percentage of each Committed Loan in accordance with Section 2.1 despite the fact that any Lender's Lender Commitment may have been or may be exceeded as a result of such Lender's making of Money Market Loans.

          (j) Each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Eurodollar Interbank Rate for such Interest Period plus (or minus) the Money Market Margin quoted by the Lender making such Loan in accordance with Section 2.8. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the

Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Lender making such Loan in accordance with
Section 2.8. Such interest shall be payable on each Interest Payment Date.

3. Conditions. It is a condition precedent to the effectiveness of this Agreement and all of the Credit Documents that the merger of Security Capital Atlantic Incorporated into Security Capital Pacific Trust, and the change of Security Capital Pacific Trust's name to Archstone Communities Trust, be fully and finally consummated by July 7, 1998 in substantial accordance with the filings made with the Governmental Authority in connection with the merger.

     3.1 All Loans. The obligation of any Lender to make any Loan is subject to the accuracy of all representations and warranties of the Borrower on the date of such Loan, to the performance by the Borrower of its obligations under the Credit Documents and to the satisfaction of the following further conditions: (a) the Agent shall have received the following, all of which shall be duly executed and in Proper Form: (1) for Committed Loans, a Request for Loan
(i) by 11:00 a.m., Houston, Texas time, one (1) Business Day before the date (which shall also be a Business Day) of the proposed Loan which is to be a Base Rate Borrowing (other than Swing Loans), (ii) by 11:00 a.m., Houston, Texas time, on the same Business Day of any proposed Swing Loan, provided that by 11:00 a.m., Houston, Texas time on the date of the proposed Swing Loan, Borrower shall also have notified Chase by telephone of its request for a Swing Loan, or
(iii) by the Rate Designation Date of the proposed Loan which is to be a Eurodollar Rate Borrowing; (2) for Money Market Loans the information required by Section 2.8; and (3) such other documents as the Agent may reasonably require to satisfy itself or the request of any Lender; (b) no Default or Event of Default shall have occurred and be continuing; (c) the making of the Loan shall not be prohibited by any Legal Requirement (in which event the applicable portion of the Fee will not be charged to the Borrower); (d) the Borrower shall have paid all legal fees and expenses of the type described in Section 5.10 hereof through the date of such Loan; and (e) in the case of a Committed Loan other than a Swing Loan, all Swing Loans then outstanding shall have been paid or shall be paid with the proceeds of such Loan.

     3.2 First Loan. In addition to the matters described in Section 3.1 hereof, the obligation of the Lenders to make the first Loan under this Agreement is subject to the receipt by the Lenders of each of the following, in Proper Form: (a) the Notes, executed by the Borrower; (b) a certificate executed by the Secretary of the Borrower dated as of the date hereof; (c) a certificate from the Secretary of State or other appropriate public official of Maryland as to the continued existence and good standing of the Borrower; (d) a certificate from the appropriate public official of Maryland as to the due qualification and good standing of the Borrower; (e) a legal opinion from independent counsel for the Borrower as to the matters set forth on Exhibit D acceptable to the Lenders;
(f) policies of insurance addressed to the Agent reflecting the insurance required by Section 5.7 hereof; (g) an Officer's Certificate in the form of Exhibit A; (h) a certificate from Borrower setting forth the pro forma calculations of Debt to Tangible Net Worth Ratio, Coverage Ratio, Fixed Charge Coverage Ratio, Tangible Net Worth (which include actual figures through April 30, 1998 and projections through June 30, 1998), and the Pool pursuant to Section 5.15 (which include actual figures as of March 31, 1998); and (i) any Guaranties required by
Section 5.15 together with such Guarantors' organizational documents and certificates of existence and good standing from the state of its organization; and to the further condition that, at the time of the initial Loan, all legal matters incident to the transactions herein contemplated shall be satisfactory to Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel for the Agent.

     3.3 Options Available. The outstanding principal balance of the Notes shall bear interest at the Base Rate; provided, that (1) all past due amounts, both principal and accrued interest, shall bear interest at the Past Due Rate, and (2) subject to the provisions hereof, Borrower shall have the option of having all or any portion of the principal balance of the Notes, other than the Swing Loan Note, from time to time outstanding bear interest at a Eurodollar Rate. The records of the Lenders with respect to Interest Options, Interest Periods and the amounts of Loans to which they are applicable shall be prima facie evidence thereof. Interest on the Loans shall be calculated at the Base Rate except where it is expressly provided pursuant to this Agreement that a Eurodollar Rate is to apply.

     3.4 Designation and Conversion. Borrower shall have the right to designate or convert its Interest Options in accordance with the provisions hereof. Provided no Event of Default has occurred and is continuing and subject to the provisions of Section 3.5, Borrower may elect to have a Eurodollar Rate apply or continue to apply to all or any portion of the principal balance of the Notes, other than the Swing Loan Note. Each change in Interest Options shall be a conversion of the rate of interest applicable to the specified portion of the Loans, but such conversion shall not change the respective outstanding principal balance of the Notes. The Interest Options shall be designated or converted in the manner provided below:

     (a) Borrower shall give Agent a Request for Loan. Each such written notice shall specify the amount of Loan which is the subject of the designation, if any; the amount of borrowings into which such borrowings are to be converted or for which an Interest Option is designated; the proposed date for the designation or conversion and the Interest Period, if any, selected by Borrower. The Request for Loan shall be irrevocable and shall be given to Agent no later than the applicable Rate Designation Date. The Agent shall promptly deliver the Request for Loan to the Lenders.

     (b) No more than twelve (12) Eurodollar Rate Borrowings with twelve (12) Interest Periods shall be in effect at any time.

     (c) Each designation or conversion of a Eurodollar Rate Borrowing shall occur on a Eurodollar Business Day.

     (d) Except as provided in Section 3.5 hereof, no Eurodollar Rate Borrowing shall be converted on any day other than the last day of the applicable Interest Period.

     (e) Unless a Request for Loan to the contrary is received as provided in this Agreement, each Eurodollar Rate Borrowing will convert to a Base Rate Borrowing after the expiration of the Interest Period.

     3.5 Special Provisions Applicable to Eurodollar Rate Borrowings and Money Market Loans .

     (a) Options Unlawful. If the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by the Lenders with any request or directive (whether or not having the force of law) of any central bank or other Governmental Authority shall at any time make it unlawful or impossible for any Lender to permit the establishment of or to maintain any Eurodollar Rate Borrowing or a Money Market Loan, the commitment of the Lenders to establish or maintain such Eurodollar Rate Borrowing or a Money Market Loan shall forthwith be suspended until such condition shall cease to exist and Borrower shall forthwith, upon demand by Agent to Borrower, (1) convert the Eurodollar Rate Borrowing with respect to which such demand was made to a Base Rate Borrowing; (2) convert the Money Market LIBOR Loan with respect to which such demand was made to a Loan bearing interest at the Base Rate; (3) pay all accrued and unpaid interest to date on the amount so converted; and (4) pay any amounts required to compensate the Lenders for any additional cost or expense which the Lenders may incur as a result of such adoption of or change in such Legal Requirement or in the interpretation or administration thereof and any Funding Loss which the Lenders may incur as a result of such conversion. If, when Agent so notifies Borrower, Borrower has given a Request for Loan specifying a Eurodollar Rate Borrowing or a Notice of Money Market Borrowing but the selected Interest Period has not yet begun, such Request for Loan or a Notice of Money Market Borrowing shall be deemed to be of no force and effect, as if never made, and the balance of the Loans specified in such Request for Loan shall bear interest at the Base Rate until a different available Interest Option shall be designated in accordance herewith.

     (b) Increased Cost of Borrowings. If the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive of general applicability (whether or not having the force of law) of any central bank or Governmental Authority shall at any time as a result of any portion of the principal balance of the Notes being maintained on the basis of a Eurodollar Rate or as a Money Market Loan:

     (1) subject any Lender (or make it apparent that any Lender is subject) to any Taxes, or any deduction or withholding for any Taxes, on or from any payment due under any Eurodollar Rate Borrowing, Money Market Loan or other amount due hereunder, other than income and franchise taxes of the United States and its political subdivisions; or

     (2) change the basis of taxation of payments due from Borrower to any Lender under any Eurodollar Rate Borrowing or Money Market Loan (otherwise than by a change in the rate of taxation of the overall net income of a Lender); or

     (3) impose, modify, increase or deem applicable any reserve requirement (excluding that portion of any reserve requirement included in the calculation of the applicable interest rate), special deposit requirement or similar requirement (including, but not limited to, state law requirements and Regulation D) imposed, modified, increased or deemed applicable by any Governmental Authority against assets held by any Lender, or against deposits or accounts in or for the account of any Lender, or against loans made by any Lender, or against any other funds, obligations or other property owned or held by any Lender; or

     (4) impose on any Lender any other condition regarding any Eurodollar Rate Borrowing or Money Market Loan;

     and the result of any of the foregoing is to increase the cost to any Lender of agreeing to make or of making, renewing or maintaining such Eurodollar Rate Borrowing or Money Market Loan, or reduce the amount of principal or interest received by any Lender, then, upon demand by Agent, Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts which shall compensate such Lender for such increased cost or reduced amount. Agent will promptly notify Borrower in writing of any event which will entitle any Lender to additional amounts pursuant to this paragraph. A Lender's determination of the amount of any such increased cost, increased reserve requirement or reduced amount shall be prima facie evidence thereof. Borrower shall have the right, if it receives from Agent any notice referred to in this paragraph, upon three Business Days' notice to Agent, either (i) to repay in full (but not in part) any borrowing with respect to which such notice was given, together with any accrued interest thereon, or (ii) to convert the Eurodollar Rate Borrowing which is the subject of the notice to a Base Rate Borrowing or to convert the Money Market LIBOR Loan which is the subject of the notice to a Loan bearing interest at the Base Rate; provided, that any such repayment or conversion shall be accompanied by payment of (x) the amount required to compensate a Lender for the increased cost or reduced amount referred to in the preceding paragraph; (y) all accrued and unpaid interest to date on the amount so repaid or converted, and (z) any Funding Loss which any Lender may incur as a result of such repayment or conversion.

     (c) Inadequacy of Pricing and Rate Determination. If for any reason with respect to any Interest Period Agent shall have determined (which determination shall be prima facie evidence thereof) that:

     (1) Agent is unable through its customary general practices to determine any applicable Eurodollar Rate, or

     (2) by reason of circumstances affecting the applicable market generally, Agent is not being offered deposits in United States dollars in such market, for the applicable Interest Period and in an amount equal to the amount of any applicable Eurodollar Rate Borrowing requested by Borrower, or

     (3) any applicable Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of making and maintaining such Eurodollar Rate Borrowing hereunder for any proposed Interest Period, then Agent shall give Borrower notice thereof and thereupon, (A) any Request for Loan previously given by Borrower designating the applicable Eurodollar Rate Borrowing which has not commenced as of the date of such notice from Agent shall be deemed for all purposes hereof to be of no force and effect, as if never given, and (B) until Agent shall notify Borrower that the circumstances giving rise to such notice from Agent no longer exist, each Request for Loan requesting the applicable Eurodollar Rate shall be deemed a request for a Base Rate Borrowing, and any applicable Eurodollar Rate Borrowing then outstanding shall be converted, without any notice to or from Borrower, upon the termination of the Interest Period then in effect with respect to it, to a Base Rate Borrowing.

     (d) Funding Losses. Borrower shall indemnify the Agent and each Lender against and hold the Agent and each Lender harmless from any Funding Loss. This agreement shall survive the payment of the Notes. A certificate as to any additional amounts payable pursuant to this subsection and setting forth the reasons for the Funding Loss submitted by Agent to Borrower shall be prima facie evidence thereof.

     (e) Eurodollar Reserve Requirement. The Borrower shall pay to the Agent or a Lender the Eurodollar Reserve Requirement incurred by that Lender within thirty (30) days after written demand by Agent to the Borrower. The demand setting forth the Eurodollar Reserve Requirement shall be prima facie evidence thereof.

     3.6 Funding Offices; Adjustments Automatic. Any Lender may, if it so elects, fulfill its obligation as to any Eurodollar Rate Borrowing or Money Market Loan by causing a branch or affiliate of such Lender to make such Loan and may transfer and carry such Loan at, to, or for the account of, any branch office or affiliate of such Lender; provided, that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it for the account of such branch or affiliate. Without notice to Borrower or any other person or entity, each rate required to be calculated or determined under this Agreement shall automatically fluctuate upward and downward in accordance with the provisions of this Agreement.

     3.7 Funding Sources, Payment Obligations. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each Eurodollar Rate Borrowing and Money Market LIBOR Loan during each Interest Period through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the interest rate for such Interest Period. Notwithstanding the foregoing, Funding Losses, increased costs and other obligations relating to Eurodollar Rate Borrowings and Money Market Loans described in Section 3.5 of this Agreement will only be paid by the Borrower as and when actually incurred by the Lenders.

     3.8 Mitigation, Non-Discrimination. (a) Each Lender will notify the Borrower through the Agent of any event occurring after the date of this Agreement which will require or enable such Lender to take the actions described in Sections 3.5(a) or (b) of this Agreement as promptly as practicable after it obtains knowledge thereof and determines to request such action, and (if so requested by the Borrower through the Agent) will designate a different lending office of such Lender for the applicable Eurodollar Rate Borrowing or Money Market Loan or will take such other action as the Borrower reasonably requests if such designation or action is consistent with the internal policy of such Lender and legal and regulatory restrictions, can be undertaken at no additional cost, will avoid the need for, or reduce the amount of, such action and will not, in the sole opinion of such Lender, be disadvantageous to such Lender (provided that such Lender will have no obligation to designate a different lending office which is located in the United States of America).

          (b) None of the Lenders shall be able to pass through to the Borrower changes and costs under Section 3.5 of this Agreement on a discriminating basis, such that such changes and costs are not also passed through by each Lender to other customers of such Lender similarly situated where such customer is subject to documents providing for such pass through.

          (c) If any Lender elects under Section 3.5 of this Agreement to suspend or terminate the availability of Eurodollar Rate Borrowings for any material period of time, and the event giving rise to such election is not generally applicable to all of the Lenders, the Borrower may within sixty (60) days after notification of such Lender's election, and so long as no Event of Default is then in existence, either (i) demand that such Lender, and upon such demand, such Lender shall promptly, assign its Lender Commitment to another financial institution subject to and in accordance with the provisions of Section 10.5 of this Agreement for a purchase price equal to the unpaid balance of principal, accrued interest, the unpaid balance of the Fee and expenses owing to such Lender pursuant to this Agreement, or (ii) pay such Lender the unpaid balance of principal, accrued interest, the unpaid balance of the Fee and expenses owing to such Lender pursuant to this Agreement, whereupon, such Lender shall no longer be a party to this Agreement or have any rights or obligations hereunder or under any other Credit Documents, and the Commitment shall immediately and permanently be reduced by an amount equal to the Lender Commitment of such Lender.

4.   Representations and Warranties.

     To induce the Lenders to enter into this Agreement and to make the Loans, the Borrower represents and warrants to the Agent and the Lenders as follows:

     4.1. Organization. The Borrower is duly organized, validly existing and in good standing as a real estate investment trust under the laws of the state of Maryland; has all power and authority to conduct its business as presently conducted; and is duly qualified to do business and in good standing in every state where the location of its Property requires it to be qualified to do business, unless the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

     4.2 Financial Statements. The financial statements delivered to the Agent fairly present, in accordance with Generally Accepted Accounting Principles (provided, however, that the Quarterly Unaudited Financial Statements are subject to normal year-end adjustments and may contain condensed footnotes as permitted by regulations of the United States Securities and Exchange Commission), the financial condition and the results of operations of the Borrower as at the dates and for the periods indicated. No Material Adverse Change has occurred since the dates of such financial statements. The Borrower is not subject to any instrument or agreement which would materially prevent it from conducting its business as it is now conducted or as it is contemplated to be conducted.

     4.3 Enforceable Obligations; Authorization. The Credit Documents are legal, valid and binding obligations of the Parties, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other laws affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of the Credit Documents have all been duly authorized by all necessary action; are within the power and authority of the Parties; do not and will not contravene or violate any Legal Requirement or the Organizational Documents of the Parties; do not and will not result in the breach of, or constitute a default under, any agreement or instrument by which the Parties or any of their respective Property may be bound or affected, except where such breach or default could not reasonably be expected to have a Material Adverse Effect; and do not and will not result in the creation of any Lien upon any Property of any of the

Parties except as expressly contemplated therein. All necessary permits, registrations and consents for such making and performance have been obtained except where the lack thereof would not reasonably be expected to have a Material Adverse Effect.

     4.4 Other Debt. The Borrower is not in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement or lease to which it is a party which default would reasonably be expected to have a Material Adverse Effect.

     4.5 Litigation. There is no litigation or administrative proceeding pending or, to the knowledge of the Borrower, threatened against, or any outstanding judgment, order or decree affecting, the Borrower before or by any Governmental Authority which is not adequately covered by insurance or which, if determined adversely to the Borrower could reasonably be expected to have a Material Adverse Effect. The Borrower is not in default with respect to any judgment, order or decree of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect.

     4.6 Taxes. The Borrower has filed all tax returns required to have been filed and paid all taxes shown thereon to be due, except those for which extensions have been obtained, those which are being contested in good faith and those for which the Borrower's failure to file a return or pay could not reasonably be expected to have a Material Adverse Effect.

     4.7 Regulation U. None of the proceeds of any Loan will be used for the purpose of purchasing or carrying directly or indirectly any margin stock or for any other purpose that would constitute this transaction a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

     4.8 Subsidiaries. Each of the Borrower's Subsidiaries is a "qualified REIT subsidiary" under Section 856 of the Code.

     4.9 Securities Act of 1933. Other than the Agent's efforts in syndicating the Loans (for which the Agent is responsible) neither the Borrower nor any agent acting for it has offered the Notes or any similar obligation of the Borrower for sale to or solicited any offers to buy the Notes or any similar obligation of the Borrower from any Person other than the Agent or any Lender, and neither the Borrower nor any agent acting for it will take any action which would subject the sale of the Note to the provisions of Section 5 of the Securities Act of 1933, as amended.

     4.10 No Contractual or Corporate Restrictions. The Borrower is not a party to, or bound by, any contract, agreement or charter or other corporate restriction materially and adversely affecting its business, Property, assets, operations or condition, financial or otherwise.

     4.11 Investment Company Act Not Applicable. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     4.12 Public Utility Holding Company Act Not Applicable. The Borrower is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", or an affiliate of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     4.13 ERISA Not Applicable. The Borrower is not subject to any requirements of the Employee Retirement Income Security Act of 1974 as amended from time to time, or any rules, regulations, rulings or interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

     4.14 Year 2000. The Borrower has reviewed its business and operations and has developed a plan (the "Year 2000 Plan") to address, and provide for any reprogramming required, on a timely basis the risk that computer applications used by it in performing date sensitive functions in and following the year 2000 (the "Year 2000 Problem") would reasonably be expected to result in a Default or have a Material Adverse Effect.

5.   Affirmative Covenants.

     The Borrower covenants and agrees with the Agent and the Lenders that prior to the termination of this Agreement it will do, and if necessary cause to be done, each and all of the following:

     5.1  Taxes, Insurance, Existence, Regulations, Property, etc. At all times
(a) pay when due all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested in good faith and reserves which are adequate under Generally Accepted Accounting Principles have been established therefor, or unless such failure to pay could not reasonably be expected to have a Material Adverse Effect; (b) do all things necessary to preserve its existence, qualifications, rights and franchises in all States where such qualification is necessary or desirable, except where failure to obtain the same could not reasonably be expected to have a Material Adverse Effect; (c) comply with all applicable Legal Requirements in respect of the conduct of its business and the ownership of its Property except where failure to so comply could not reasonably be expected to have a Material Adverse Effect; and (d) cause its Property to be protected, maintained and kept in good repair (reasonable wear and tear excepted) and make all replacements and additions to its Property as may be reasonably necessary to conduct its business.

     5.2 Financial Statements and Information. Furnish to the Agent each of the following: (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, Annual Audited Financial Statements of the Borrower (which shall include an unaudited statement of Funds From Operations); (b) as soon as available and in any event within 50 days after the end of each quarter (except the last quarter) of each fiscal year of the Borrower, Quarterly Unaudited Financial Statements of the Borrower (which shall include a statement of Funds From Operations); (c) concurrently with the financial statements provided for in Subsections 5.2(a) and (b) hereof, an Officer's Certificate, together with such schedules, computations and other information (including, without limitation, if provided to Borrower information as to Unconsolidated Affiliates of the Borrower), in reasonable detail, as may be required by the Agent to demonstrate compliance with the covenants set forth herein or reflecting any non-compliance therewith as of the applicable date, all certified as true, correct and complete by a managing director, vice president, senior vice president, controller, a co-controller of Borrower; (d) promptly after the filing thereof, all reports to or filings made by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission, including, without limitation, registration statements and reports on Forms 10-K, 10-Q and 8-K (or their equivalents); (e) within two (2) Business Days after the receipt thereof, a copy of the notification to the Borrower of the Borrower's Credit Rating, or change therein, and (f) such other information relating to the financial condition and affairs of the Borrower as from time to time may be reasonably requested by any Lender. The Agent will send to each Lender the information received by the Agent pursuant to this Section 5.2 promptly after the receipt thereof by Agent.

     5.3 Financial Tests. Have and maintain, on a consolidated basis in accordance with Generally Accepted Accounting Principles: (a) a Debt to Tangible Net Worth Ratio no greater than 1.0:1.0 at all times; (b) a Coverage Ratio of not less than 2.0:1.0 at all times; (c) a Fixed Charge Coverage Ratio of not less than 1.75:1.00 at all times; (d) a Tangible Net Worth of at least Two Billion Two Hundred Million Dollars ($2,200,000,000.00) at all times; and (e) a Debt to Total Asset Value Ratio no greater than (i) if any Extension Request shall be denied, fifty-five percent (55%) during the year before the Revolving Credit Termination Date, and (ii) fifty percent (50%) thereafter.

     5.4 Inspection. In order to permit the Agent to ascertain compliance with the Credit Documents, during normal business hours permit the Agent to inspect its Property, to examine its files, books and records and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all at such times and intervals and to such extent as a Lender may reasonably desire.

     5.5 Further Assurances. Promptly execute and deliver any and all other and further instruments which may be requested by the Agent to cure any defect in the execution and delivery of any Credit Document or more fully to describe particular aspects of the Borrower's agreements set forth in the Credit Documents or so intended to be.

     5.6 Books and Records. Maintain books of record and account in accordance with Generally Accepted Accounting Principles.

     5.7 Insurance. Maintain insurance with such insurers, on such of its properties, in such amounts and against such risks as is consistent with insurance maintained by businesses of comparable type and size in the industry, and furnish the Agent satisfactory evidence thereof promptly upon request.

     5.8 Notice of Certain Matters. Notify the Agent promptly upon acquiring knowledge of the occurrence of any of the following: the institution or threatened institution of any lawsuit or administrative proceeding affecting the Borrower in which the claim exceeds $10,000,000.00 and if determined adversely could have a Material Adverse Effect; when the Borrower believes that there has been a Material Adverse Change; or the occurrence of any Event of Default or any Default. The Borrower will notify the Agent in writing at least thirty (30) Business Days prior to the date that the Borrower changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records.

     5.9 Use of Proceeds. The proceeds of the Loans will be used for general business purposes, including (without limitation) for acquisition of multi-family real estate properties, for the development and enhancement of multi-family real estate properties, or for the costs of construction of multi-family real estate projects owned or to be acquired by the Borrower. Notwithstanding the foregoing, none of the proceeds of the Loans will be used to finance, fund or complete any hostile acquisition of any Person.

     5.10 Expenses of and Claims Against the Agent and the Lenders. To the extent not prohibited by applicable law, the Borrower will pay all reasonable costs and expenses incurred to third parties and reimburse the Agent and each Lender, as the case may be, for any and all reasonable expenditures of every character incurred or expended from time to time, in connection with (a) regardless of whether a Default or Event of Default shall have occurred, the Agent's preparation, negotiation and completion of the Credit Documents, and (b) during the continuance of an Event of Default, all costs and expenses relating to the Agent's and such Lender's exercising any of its rights and remedies under this or any other Credit Document, including, without limitation, attorneys' fees, legal expenses, and court costs; provided, that no rights or option granted by the Borrower to the Agent or any Lender or otherwise arising pursuant to any provision of this or any other instrument shall be deemed to impose or admit a duty on the Agent or any Lender to supervise, monitor or control any aspect of the character or condition of any property or any operations conducted in connection with it for the benefit of the Borrower or any other person or entity other than the Agent or such Lender. Notwithstanding the foregoing, the Borrower shall not be charged with any cost or expense incurred by the Agent or any Lender relating to disputes or claims among or between the Agent, the Lenders, or any of them unless during the continuance of an Event of Default and related to details of enforcement of the Lenders' rights under the Credit Documents.

     5.11 Legal Compliance; Indemnification. The Borrower shall operate its Property and businesses in full compliance with all Legal Requirements. It shall not constitute an Event of Default if there is a failure to comply with any Legal Requirement which failure could not reasonably be expected to have a Material Adverse Effect. The Borrower shall indemnify the Agent and each Lender, their directors, officers, employees and shareholders (the "Indemnified Parties") for and defend and hold the Indemnified Parties harmless against any and all claims, demands, liabilities, causes of action, penalties, obligations, damages, judgments, deficiencies, losses, costs or expenses (including, without limitation, interest, penalties, attorneys' fees, and amounts paid in settlement) threatened or incurred by reason of, arising out of or in any way related to (i) any failure of the Borrower to so comply with the provisions of any Legal Requirement, this Agreement or the other Credit Documents, or (ii) the Agent or any Lender's making of the Loans or any other acts or omissions taken or made in connection with the Loans, and any and all matters arising out of any act, omission, event or circumstance, regardless of whether the act, omission, event or circumstance constituted a violation of any such Legal Requirement, this Agreement or the other Credit Documents at the time of its existence or occurrence. THE BORROWER SHALL INDEMNIFY THE AGENT AND EACH LENDER PURSUANT TO THIS SECTION REGARDLESS OF WHETHER THE ACT, OMISSION, FACTS, CIRCUMSTANCES OR CONDITIONS GIVING RISE TO SUCH INDEMNIFICATION WERE CAUSED IN WHOLE OR IN PART BY THE AGENT'S OR SUCH LENDER'S NEGLIGENCE (SIMPLE, BUT NOT GROSS NEGLIGENCE). The Borrower will comply with all Legal Requirements to maintain, and will at all times elect, qualify as and maintain, its status as a real estate investment trust under Section 856(c)(1) of the Code.

     5.12 Borrower's Performance. If the Borrower should fail to comply with any of the agreements, covenants or obligations of the Borrower under this Agreement or any other Credit Document, then the Agent (in the Borrower's name or in Agent's name) may perform them or cause them to be performed for the account of the Borrower and at the Borrower's sole expense, but shall not be obligated to do so. Any and all expenses thus incurred or paid by the Agent and by any Lender shall be the Borrower's demand obligations to the Agent or such Lender and shall bear interest from the date of demand therefor until the date that the Borrower repays it to the Agent or the applicable Lender at the Past Due Rate. Upon making any such payment or incurring any such expense, the Agent or the applicable Lender shall be fully subrogated to all of the rights of the Person receiving such payment. Any amounts owing by the Borrower to the Agent or any Lender pursuant to this provision or any other provision of this Agreement shall automatically and without notice be secured by any collateral provided by the Credit Documents. The amount and nature of any such expense and the time when paid shall, absent manifest error, be fully established by the affidavit of the Agent or the applicable Lender or any of the Agent's or the applicable Lender's officers or agents.

     5.13 Professional Services. Promptly upon the Agent's request to satisfy itself or the request of any Lender, the Borrower, at the Borrower's sole cost and expense, provided, however, that so long as no Event of Default has occurred and is continuing, such items will not be at the

Borrower's expense, shall: (a) allow an inspection and/or appraisal of the Borrower's Property to be made by a Person approved by the Agent in its sole discretion; and (b) if the Agent believes that an Event of Default has occurred or is about to occur, cause to be conducted or prepared any other written report, summary, opinion, inspection, review, survey, audit or other professional service relating to the Borrower's Property or any operations in connection with it (all as designated in the Agent's request), including, without limitation, any accounting, auctioneering, architectural, consulting, engineering, design, legal, management, pest control, surveying, title abstracting or other technical, managerial or professional service relating to such property or its operations.

     5.14 Capital Adequacy. (a) If after the date of this Agreement, the Agent or any Lender shall have determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy of general applicability, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent or any Lender with any request or directive regarding capital adequacy of general applicability (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Agent's or any Lender's capital as a consequence of its obligations hereunder to a level below that which the Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Agent's or such Lender's policies with respect to capital adequacy) by an amount deemed by the Agent or such Lender to be material, then from time to time, the Borrower shall pay to the Agent or such Lender such additional amount or amounts as will compensate the Agent or such Lender for such reduction.

          (b) A certificate of the Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate the Agent or such Lender as specified in Section 5.14(a) hereof and making reference to the applicable law, rule or regulation shall be delivered as soon as practicable to the Borrower and shall be prima facie evidence thereof. The Borrower shall pay the Agent or such Lender the amount shown as due on any such certificate within fourteen (14) Business Days after the Agent or such Lender delivers such certificate. In preparing such certificate, the Agent or such Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

     5.15 Property Pool. A. The Borrower (or a Subsidiary of the Borrower if the conditions in clause (C) below are satisfied) will at all times own fee simple title to a pool (the "Pool") of assets that are not mortgaged, pledged, hypothecated, or encumbered in any manner other than Permitted Encumbrances, consisting of Homestead Loans and Homestead Mortgages, and real estate properties (the "Pool Real Estate") with an aggregate value equal to the aggregate Homestead Mortgage Amount plus the aggregate Historical Value of the Pool Real Estate (plus all cash balances held by the Borrower if and whenever the unpaid balance of the Loans is zero), of at least one hundred seventy-five percent (175%) of the Borrower's unsecured Indebtedness outstanding from time to time, with the following characteristics: (a) the Pool must include income producing operating properties (the "Sub-Pool Real Estate") and Homestead Loans (the "Operating Sub-Pool") with an aggregate Operating Sub-Pool Value of at least one hundred fifty percent (150%) of the Borrower's unsecured Indebtedness outstanding from time to time, (b) each individual Sub-Pool Real Estate property in the Operating Sub-Pool must have an occupancy level of at least eighty percent (80%), where such occupancy level is the average of the actual occupancy level for each of the immediately preceding three (3) months, (c) any Sub-Pool Real Estate properties added to the Operating Sub-Pool after the date of this Agreement must be multifamily properties, (d) the Borrower must have received from third party independent environmental consultants, written assessments for each Sub-Pool Real Estate property in, or to be added to, the Operating Sub-Pool that do not disclose any material environmental conditions or risks related to such properties, and (e) each individual Homestead Property used to calculate Operating Sub-Pool Value must be completed, in full operation, and have an occupancy level of at least seventy percent (70%) based on the average during the Occupancy Period. If requested by the Agent, the Syndication Agent or the Documentation Agent, the Borrower will provide to the Agent written assessments from third party independent environmental consultants for all Sub-Pool Real Estate properties acquired after the date of this Agreement. If Majority Lenders determine that there are material environmental conditions existing on or risks to such properties, the properties will be excluded from the Pool.

     B. Notwithstanding the foregoing, the maximum value of the Pool or of the Operating Sub-Pool Value that can be attributable to the Homestead Loans, the Homestead Mortgages and the Homestead Property is ten percent (10%) of the value of the Pool or of the Operating Sub-Pool Value before adding the effect of the Homestead Loans, the Homestead Mortgages and the Homestead Property.

     C. If any Pool Real Estate is owned by a Subsidiary, then it may be included in the Pool only if:

          (i) the owner of the Pool Real Estate is either (1) a wholly owned Subsidiary of the Borrower or (2) if not a wholly owned Subsidiary, then
     (x) the value of the Pool Real Estate owned by such Subsidiary ("Partial Subsidiary Real Estate") to be used in the calculation in clause (A) above shall be as provided in clause (A) multiplied by the cumulative percentage interest of the Subsidiary owned by the Borrower, (y) the maximum value of the Pool or of the Operating Sub-Pool Value that can be attributable to Partial Subsidiary Real Estate is ten percent (10%) of the value of the Pool or of the Operating Sub-Pool Value before adding the effect of the Partial Subsidiary Real Estate, and (z) the Borrower controls the right to sell or refinance the Partial Subsidiary Real Estate; and

          (ii) the owner of the Pool Real Estate (1) executes a guaranty in the form of Exhibit I attached hereto and hereby made a part hereof and delivers it to the Agent, together with such Subsidiary's Organizational Documents and current certificates of existence and good standing for the state in which it is organized and such guaranty must remain in full force and effect, but if such Subsidiary is not wholly owned by the Borrower, so long as such owner has no Indebtedness other than Indebtedness the payment of which such Subsidiary is not obligated to make other than to the extent of any security therefor, and other than Indebtedness to the Borrower subordinated to the said Indebtedness incurred under this Agreement on terms satisfactory to the Agent, and (2) would not at any time be in default of Sections 7.1(g), (h), (i), (j), or (k) of said subsections were applicable to said owner.

     5.16 Year 2000. The Borrower is taking and will take reasonable efforts to comply with its Year 2000 Plan and to address the Year 2000 Plan on a timely basis. The Borrower will provide the Agent with written notice of any deficiencies it discovers in its Year 2000 Plan or if there is any change in the status, timing or cost of implementing its Year 2000 Plan which would reasonably be expected to result in a Default or have a Material Adverse Effect. The Agent and the Lenders acknowledge that (a) due to the inherent complexity and nature of the Year 2000 Problem, it is impossible to ensure that the Year 2000 Problem will be successfully addressed and (b) the Year 2000 Plan depends on factors beyond the control of Borrower (including, without limitation, timely provision of software products and services and upgrades or replacements for embedded control systems by vendors or other providers thereof and the Year 2000 Problem being satisfactorily addressed by other Persons with whom Borrower does business or conducts its operations).

6.   Negative Covenants.

     The Borrower covenants and agrees with the Agent and the Lenders that prior to the termination of this Agreement it will not do any of the following:

     6.1 Indebtedness. Create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, contingently or otherwise, or become or remain liable with respect to any Indebtedness (A) with a final maturity of five
(5) years or less (not including any renewal or extension options) in excess of $1,000,000,000.00 in the aggregate, in all cases whether direct, indirect, absolute, contingent or otherwise; except (a) Indebtedness incurred by Borrower which has an Acceptable Credit Rating at the time of issuance, (b) Non-recourse Debt, (c) Indebtedness in the final five (5) years or less of a full payment amortization schedule providing for periodic payments over the remaining life where no more than fifty percent (50%) of the original loan amount is amortized in said final five (5) year or less period, (d) credit enhancement provided by or on behalf of the Borrower for tax exempt bonds if said credit enhancement has an expiration date or a maturity date of one (1) year or more, and (e) Indebtedness secured by multifamily real estate properties and assumed by Borrower in connection with the purchase of said properties by Borrower (but not incurred or assumed in anticipation of such purchase) not to exceed $100,000,000.00 in the aggregate. For the purposes of the foregoing calculation under (c) above, simultaneously issued tranches of Indebtedness under the same indenture shall be combined and treated as a single debt issuance; or (B) secured by a Lien if, immediately after giving effect to such secured Indebtedness and the application of the proceeds thereof, the aggregate amount of Indebtedness secured by a Lien would exceed forty percent (40%) of an amount equal to (i) the total assets of the Borrower and its Subsidiaries on a consolidated basis, (valued at cost without deduction for depreciation), less
(ii) all intangibles (other than the unrealized gain on the Homestead Loans) all determined in accordance with Generally Accepted Accounting Principles, as of the end of the calendar quarter covered in the Borrower's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities Exchange Commission (or, if such filing is not permitted under the Securities Exchange Act of 1934, with the Agent) prior to the incurrence of such additional Indebtedness. The term "intangibles" shall include, without limitation, (1) deferred charges, (2) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (3) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchise, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like intangibles.

     6.2 Mergers, Consolidations and Acquisitions of Assets. In any single transaction or series of related transactions, directly or indirectly: (a) liquidate or dissolve; (b) other than a merger or consolidation in which the Borrower is the surviving entity and the value of the assets of the other party to such merger or consolidation is less than twenty percent (20%) of the value of the assets of the Borrower on a consolidated basis (in accordance with Generally Accepted Accounting Principles) after such merger or consolidation, be a party to any merger or consolidation; (c) other than an acquisition in which the Borrower acquires all or substantially all of the assets of another Person and the value of the assets acquired is less than twenty percent (20%) of the value of the assets of the Borrower on a consolidated basis (in accordance with Generally Accepted Accounting Principles) after such acquisition, acquire all or substantially all of the assets of any Person; or (d) except for periodic sales not exceeding twenty-five percent (25%) of the Borrower's total assets on a consolidated basis (in accordance with Generally Accepted Accounting Principles) in any calendar year, or sales or leases executed in the ordinary course of business, sell, convey or lease all or any substantial part of its assets.

     6.3 Redemption. At any time redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock if such action would cause the Borrower to not be in compliance with this Agreement.

     6.4 Nature of Business. Change the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged.

     6.5 Transactions with Related Parties. Enter into any transaction or agreement with any officer, director, or holder of more than five percent (5%) (based on voting rights) of the issued and outstanding capital stock of the Borrower (or any Affiliate of the Borrower), unless the same is upon terms substantially similar to those obtainable from qualified wholly unrelated sources, or complies with the requirements of the Statement of Policy for Real Estate Investment Trusts promulgated by the North American Security Administrators Association, as amended from time to time. Agent and each Lender hereby consent to the retention by Borrower of Homestead Loans and Homestead Mortgages owned as of the date of this Agreement with an aggregate Homestead Mortgage Amount which does not exceed $325,000,000.00, in each case to the extent not on terms substantially similar to those obtainable from unrelated sources.

     6.6 Loans and Investments. Make any loan, advance, extension of credit or capital contribution to, or make or have any investment in, any Person, or make any commitment to make any such extension of credit or investment, except
(a) travel advances in the ordinary course of business to officers, employees and agents; (b) readily marketable securities issued or fully guaranteed by the United States of America (or investments or money market accounts consisting of the same); (c) commercial paper rated "Prime 1" by Moody's Investors Service, Inc. or A-1 by Standard and Poor's Rating Services (or investments or money market accounts consisting of the same); (d) certificates of deposit or repurchase certificates issued by financial institutions acceptable to the Agent (or investments or money market accounts consisting of the same), all of the foregoing b, c and d not having a maturity of more than one (1) year from the date of investment thereof; (e) securities received in settlement of liabilities created in the ordinary course of business, or securities in Persons engaged primarily in the business of investment in and operation of commercial real estate properties received in exchange for Property sold to such Persons so long as the market value of such securities does not exceed ten percent (10%) of the value of the assets of the Borrower on a consolidated basis (in accordance with Generally Accepted Accounting Principles) prior to such investment; (f) investments in Subsidiaries through which the Borrower invests in real estate assets and acquisition and/or construction loans encumbered by Property of or to be acquired by the Borrower; (g) the Borrower's existing forty percent (40%) joint venture interest investment in KP/M PTA Joint Venture I and investments in Unconsolidated Affiliates that are engaged primarily in the business of investment in and operation of multifamily real estate properties, so long as the aggregate amount of such investments described in this (g) does not exceed fifteen percent (15%) of the value of the assets of the Borrower on a consolidated basis (in accordance with Generally Accepted Accounting Principles) after giving effect to such investments; (h) equity investments or capital contributions in, and loans, advances, and extensions of credit to, PTR Development Services, so long as (1) the equity investments or capital contributions do not exceed ten percent (10%) of the value of the assets of the Borrower on a consolidated basis (in accordance with Generally Accepted Accounting Principles) after giving effect to such investments, (2) the loans, advances and extensions of credit are secured by valid and enforceable first priority liens on real estate, (3) the Borrower shall at all times beneficially own at least ninety percent (90%) of the economic interest in PTR Development Services, and (4) the financial condition and results of operations of PTR Development Services shall be consolidated with those of the Borrower for purposes of the Borrower's financial statements; (i) loans, advances, and extensions of credit to Persons (who are not Affiliates of the Borrower) secured by valid and enforceable first priority liens on real estate for the purpose of acquiring and developing multifamily properties for eventual ownership by, or to be acquired by, the Borrower prior to, or within a reasonable period of time consistent with a business purpose after, the completion of construction or development of such multifamily property; (j) investments permitted under
Section 6.2 of this Agreement, and (k) Homestead Loans secured by Homestead Mortgages owned as of the date of this Agreement, so long as the aggregate Homestead Mortgage Amount does not exceed the lesser of $325,000,000.00 or 10% of the value of the assets of the Borrower on a consolidated basis (in accordance with Generally Accepted Accounting Principles). The Borrower will not mortgage, pledge, hypothecate or encumber in any manner the loans, advances or extensions of credit made pursuant to Sections 6.6(h), (i) or (k).

     6.7 Limiting Agreements. Without affecting the provisions of Section 5.15 of this Agreement, but cumulative of and in addition thereto:

     (a) Except for the Indenture dated February 1, 1994 between the Borrower and Morgan Guaranty Trust Company of New York, as Trustee, neither Borrower nor any of its Subsidiaries has entered into, and after the date hereof, neither Borrower nor any of its Subsidiaries shall enter into, any agreement, instrument or transaction which has or may have the effect of prohibiting or limiting Borrower's ability to pledge to Agent as security for the Loans assets now or hereafter owned by Borrower up to the value described in this Section 6.7. Borrower shall take, and shall cause its Subsidiaries to take, such actions as are necessary (including, without limitation, otherwise limiting the amount of secured indebtedness of the Borrower and its Subsidiaries) to preserve the right and ability of Borrower to pledge assets up to the value described in this
Section 6.7 as security for the Loans without any such pledge after the date hereof causing or permitting the acceleration (after the giving of notice or the passage of time, or otherwise) of any other indebtedness of Borrower or any of its Subsidiaries. For the purpose of this paragraph, the Historical Value of the assets to be kept available by Borrower to be pledged as security for the Loans shall be assets having an aggregate Historical Value of not less than one hundred thirty-three percent (133%) of the Commitment; provided however that the foregoing shall not be construed as a maximum amount of collateral which could be required or accepted by the Lenders under any other agreement or in any proceeding.

     (b) Borrower shall, upon demand, provide to the Lenders such evidence as the Lenders may reasonably require to evidence Borrower's compliance with this covenant, which evidence shall include, without limitation (i) copies of any agreements or instruments which would in any way restrict or limit Borrower's ability to pledge assets as security for indebtedness, or which provide for the occurrence of a default (after the giving of notice or the passage of time, or otherwise) if assets are pledged in the future as security for indebtedness of the Borrower or any of its Subsidiaries, (ii) a summary of the total debt of Borrower and its Subsidiaries, and (iii) a summary of any of such debt which is secured by any mortgage, pledge, lien, charge, encumbrance or other security interest.

     (c) Nothing in this covenant shall be construed as an obligation of Borrower to, or request by the Lenders that Borrower, grant any mortgage, pledge or security interest in any of its properties.

     6.8 Nature of Assets. (a) In its own name or the name of any of its Subsidiaries, own or lease, directly or indirectly, land not improved for multifamily use, other than land that is either under development or planned for commencement of development within one (1) year from the date it was acquired, with an aggregate Historical Value in excess of ten percent (10%) of the value of the assets of the Borrower on a consolidated basis (in accordance with Generally Accepted Accounting Principles), or (b) allow the Historical Value of the income producing properties owned or leased, directly or indirectly, by the Borrower and its Subsidiaries which are not multifamily properties and not Homestead Village or the Homestead Mortgages, to exceed five percent (5%) of the value of the assets of the Borrower on a consolidated basis (in accordance with Generally Accepted Accounting Principles).

7.   Events of Default and Remedies.
     ------------------------------

     7.1. Events of Default. If any of the following events shall occur, then, as to the events described in Sections 7.1(b), (c), and (d), if the event has not been waived, cured or remedied within twenty (20) days after the Agent gives the Borrower notice of such event, at any time thereafter, and as to all of the other events described herein, at any time, the Agent may do any or all of the following: (1) without notice to the Borrower, declare the Notes to be, and thereupon the Notes shall forthwith become, immediately due and payable, together with all accrued interest thereon, without notice of any kind, notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived; (2) without notice to the Borrower, terminate the Commitment; (3) exercise, as may any other Lender, its rights of offset against each account and all other Property of the Borrower in the possession of the Agent or any such Lender, which right is hereby granted by the Borrower to the Agent and each Lender; and (4) exercise any and all other rights pursuant to the Credit Documents:

          (a) The Borrower shall fail to pay or prepay any principal of or interest on the Notes or any fee or any other obligation hereunder within five (5) days after it was due; or

          (b) The Borrower shall (i) fail to pay when due, or within any applicable period of grace, any principal of or interest on any other Indebtedness, other than Non-recourse Debt or Disqualified Stock, in excess of $25,000,000.00 in principal amount, or Non-recourse Debt in excess of $50,000,000.00 in principal amount; or (ii) fail to comply with Section 1004 of the Indenture dated February 1, 1994 between the Borrower and Morgan Guaranty Trust Company of New York, as Trustee, as said Section 1004 may be amended with the consent of the Majority Lenders; or

          (c) Any written representation or warranty made in any Credit Document by or on behalf of the Borrower, when taken as a whole shall prove to have been incorrect, false or misleading in any material respect; or

          (d) Default shall occur in the punctual and complete performance of any covenant of the Borrower or any other Person other than the Agent or the Lenders contained in any Credit Document not specifically set forth in this Section; or

          (e) A final judgment or judgments in the aggregate for the payment of money in excess of $25,000,000.00 shall be rendered against the Borrower and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed; or

          (f) Any court shall finally determine, that the Agent or any Lender does not have a valid Lien as provided for herein on any security which may have been provided to the Agent or any Lender by the Borrower under the Credit Documents, or such other Person; or

          (g) Any order shall be entered in any proceeding against the Borrower decreeing the dissolution, liquidation or split-up thereof, and such order shall remain in effect for more than thirty (30) days; or

          (h) The Borrower shall make a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian, receiver or liquidator of all or any substantial part of its business, estate or assets or shall commence any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

          (i) Any such petition or application shall be filed or any such proceeding shall be commenced against the Borrower and the Borrower by any act or omission shall indicate approval thereof, consent thereto or acquiescence therein, or an order shall be entered appointing a trustee, custodian, receiver or liquidator of all or any substantial part of the assets of the Borrower or granting relief to the Borrower or approving the petition in any such proceeding, and such order shall remain in effect for more than ninety (90) days; or

          (j) The Borrower shall fail generally to pay its debts as they become due or suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its Property which is not released, stayed, bonded or vacated within thirty (30) days after its issue or levy; or

          (k) The Borrower shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid.

     7.2 Remedies Cumulative. No remedy, right or power conferred upon the Agent or the Lenders is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

8.   The Agent.
     ---------

     8.1 Appointment, Powers and Immunities. (a) Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Credit Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent (i) shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents, and shall not by reason of this Agreement or any other Credit Document be a trustee for any Lender; (ii) shall not be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement or any other Credit Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, execution, filing, registration, collectibility, recording, perfection, existence or sufficiency of this Agreement or any other Credit Document or any other document referred to or provided for herein or therein or any property covered thereby or for any failure by any Party or any other Person to perform any of its obligations hereunder or thereunder, and shall not have any duty to inquire into or pass upon any of the foregoing matters; (iii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or any other Credit Document except to the extent requested by the Majority Lenders; (iv) SHALL NOT BE RESPONSIBLE FOR ANY MISTAKE OF LAW OR FACT OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO OR PROVIDED FOR HEREIN OR THEREIN OR IN CONNECTION HEREWITH OR THEREWITH, INCLUDING, WITHOUT LIMITATION, PURSUANT TO ITS OWN NEGLIGENCE, BUT NOT INCLUDING AND EXCEPT FOR THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT; (v) shall not be bound by or obliged to recognize any agreement among or between the Borrower, the Agent, and any Lender other than this Agreement and the other Credit Documents, regardless of whether the Agent has knowledge of the existence of any such agreement or the terms and provisions thereof; (vi) shall not be charged with notice or knowledge of any fact or information not herein set out or provided to the Agent in accordance with the terms of this Agreement or any other Credit Document; (vii) shall not be responsible for any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator, and (viii) shall not be responsible for the acts or edicts of any Governmental Authority. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     (b) Without the prior written consent of Agent and all of the Lenders, Agent shall not (i) modify or amend in any respect whatsoever the interest rate provisions of the Credit Documents, (ii) increase the Commitment above $750,000,000.00, (iii) extend the Maturity Date other than in accordance with the express provisions of the Credit Documents, (iv) extend or reduce the due date for, or change the amount of, the scheduled payments of principal or interest on the Loans or the Fee, (v) amend the definition of Majority Lenders or any requirement that certain actions be taken only with the consent of a certain number of the Lenders, (vi) amend Section 5.15 of this Agreement; or

(vii) release any Subsidiary from a guaranty required under and delivered pursuant to Section 5.15.C. From time to time upon Agent's request, each Lender shall execute and deliver such documents and instruments as may be reasonably necessary to enable Agent to effectively administer and service the Loan in its capacity as lead lender and servicer and in the manner contemplated by the provisions of this Agreement.

     (c) All information provided to the Agent under or pursuant to the Credit Documents, and all rights of the Agent to receive or request information, or to inspect information or Property, shall be by the Agent on behalf of the Lenders. If any Lender requests that it be able to receive or request such information, or make such inspections, in its own right rather than through the Agent, the Borrower will cooperate with the Agent and such Lender in order to obtain such information or make such inspection as such Lender may reasonably require.

     (d) The Borrower shall be entitled to rely upon a written notice or a written response from the Agent as being pursuant to concurrence or consent of the Majority Lenders unless otherwise expressly stated in the Agent's notice or response.

     8.2 Reliance. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for the Borrower), independent accountants and other experts selected by the Agent. The Agent shall not be required in any way to determine the identity or authority of any Person delivering or executing the same. As to any matters not expressly provided for by this Agreement or any other Credit Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Majority Lenders, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. If any order, writ, judgment or decree shall be made or entered by any court affecting the rights, duties and obligations of the Agent under this Agreement or any other Credit Document, then and in any of such events the Agent is authorized, in its sole discretion, to rely upon and comply with such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it under the terms of this Agreement, the relevant Credit Document or otherwise; and if the Agent complies with any such order, writ, judgment or decree, then it shall not be liable to any Lender or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

     8.3 Defaults. The Agent shall not be deemed to have constructive knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans) unless it has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, or whenever the Agent has actual knowledge of the occurrence of a Default, the Agent shall give prompt written notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to
Section 8.7 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders and within its rights under the Credit Documents and at law or in equity, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, permitted hereby with respect to such Default as it shall deem advisable in the best interests of the Lenders and within its rights under the Credit Documents in order to preserve, protect or enhance the collectibility of the Loans, at law or in equity.

     8.4 Rights as a Lender. With respect to the Commitment and the Loans made, Agent, in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting in its agency capacity, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may (without having to account therefor to any other Lender) as a Lender, and to the same extent as any other Lender, accept deposits from, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent but solely as a Lender. The Agent may accept fees and other consideration from the Borrower (in addition to the fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     8.5 Indemnification. The Lenders agree to indemnify the Agent, its officers, directors, agents and Affiliates, ratably in accordance with each Lender's respective Percentage, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever (INCLUDING BUT NOT LIMITED TO, THE CONSEQUENCES OF THE NEGLIGENCE OF THE AGENT) which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Credit Document or any other documents contemplated by or referred to herein or therein, or the transactions contemplated hereby or thereby (including, without limitation, interest, penalties, reasonable attorneys' fees and amounts paid in settlement in accordance with the terms of this Section 8, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, INCLUDING BUT NOT LIMITED TO THE NEGLIGENCE OF THE AGENT, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified, or from the Agent's default in the express obligations of the Agent to the Lenders provided for in this Agreement. The obligations of the Lenders under this Section 8.5 shall survive the termination of this Agreement and the repayment of the Obligations.

     8.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has received current financial information with respect to the Borrower and that it has, independently and without reliance on the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Credit Documents. The Agent shall not be required to keep itself informed as to the performance or observance by any Party of this Agreement or any of the other Credit Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Party except as specifically required by the Credit Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or the other Credit Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Party (or any of their affiliates) which may come into the possession of the Agent. Each Lender assumes all risk of loss in connection with its Percentage in the Loans to the full extent of its Percentage therein. The Agent assumes all risk of loss in connection with its Percentage in the Loans to the full extent of its Percentage therein.

     8.7 Failure to Act. Except for action expressly required of the Agent, as the case may be, hereunder, or under the other Credit Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section 8.5 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     8.8 Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, (i) the Majority Lenders without the consent of the Borrower shall have the right to appoint a successor Agent so long as such successor Agent is also a Lender at the time of such appointment and (ii) the Majority Lenders shall have the right to appoint a successor Agent that is not a Lender at the time of such appointment so long as the Borrower consents to such appointment (which consent shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Majority Lenders and accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, and with the consent of the Borrower which shall not be unreasonably withheld, appoint a successor Agent. Any successor Agent shall be a bank which has an office in the United States and a combined capital and surplus of at least $250,000,000.00. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent thereafter arising hereunder and under any other Credit Documents, but shall not be discharged from any liabilities for its actions as Agent prior to the date of discharge. Such successor Agent shall promptly specify by notice to the Borrower its principal office referred to in
Section 2.1 and Section 2.3 hereof. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

     8.9 No Partnership. Neither the execution and delivery of this Agreement nor any of the other Credit Documents nor any interest the Lenders, the Agent or any of them may now or hereafter have in all or any part of the Obligations shall create or be construed as creating a partnership, joint venture or other joint enterprise between the Lenders or among the Lenders and the Agent. The relationship between the Lenders, on the one hand, and the Agent, on the other, is and shall be that of principals and agent only, and nothing in this Agreement or any of the other Credit Documents shall be construed to constitute the Agent as trustee or other fiduciary for any Lender or to impose on the Agent any duty, responsibility or obligation other than those expressly provided for herein and therein.

9.   Renewal and Extension.

     Neither the Agent nor any Lenders have any agreement or obligation to extend or renew the Revolving Credit Termination Date. But in the event such an extension is requested by the Borrower and any Lender decides to consider such renewal and extension request, such request and consideration will be governed by the following terms and conditions:

     9.1  Procedure for Consideration of Renewal and Extension Requests.

     (a) The Borrower may request the Agent and the Lenders to extend the current Revolving Credit Termination Date by successive one (1) year intervals by executing and delivering to the Agent a written request for extension (the "Extension Request") at least seventy-five (75) days (but not more than ninety
(90) days) prior to the Determination Date. If all of the Lenders shall have notified the Agent on or prior to the date which is forty-five (45) days prior to the Determination Date that they accept such Extension Request, the Revolving Credit Termination Date shall be extended for one (1) year. If any Lender shall not have notified Agent on or prior to the date which is forty-five (45) days prior to the Determination Date that it accepts such Extension Request, the Revolving Credit Termination Date shall not be extended. The Agent shall promptly notify the Borrower whether the Extension Request has been accepted or rejected as well as which Lender or Lenders rejected the Borrower's Extension Request (each such Lender a "Rejecting Lender").

     (b) Notwithstanding the preceding subsection (a), within thirty (30) days after notification from the Agent that the Extension Request has been rejected (a "Notice of Rejection"), and provided that the aggregate amount of Lender Commitments of the Rejecting Lenders does not exceed twenty percent (20%) of the Commitment, the Borrower may either (i) demand that the Rejecting Lender, and upon such demand the Rejecting Lender shall promptly, assign its Lender

Commitment to another financial institution subject to and in accordance with the provisions of Section 10.5 of this Agreement for a purchase price equal to the unpaid balance of principal, accrued interest, the unpaid balance of the Fee and expenses owing to the Rejecting Lender pursuant to this Agreement, or (ii) pay to the Rejecting Lender the unpaid balance of principal, accrued interest, the unpaid balance of the Fee and expenses owing to the Rejecting Lender pursuant to this Agreement, whereupon the Rejecting Lender shall no longer be a party to this Agreement or have any rights or obligations hereunder or under any other Credit Documents, and the Commitment shall immediately and permanently be reduced by an amount equal to the Lender Commitment of the Rejecting Lender. If all Rejecting Lenders have either assigned their Lender Commitments to other financial institutions as contemplated by the preceding clause (i) or have been paid the amounts specified in the preceding clause (ii), then the Borrower's Extension Request which was initially rejected shall be deemed to have been granted and accordingly the Revolving Credit Termination Date shall be extended by one (1) year, otherwise the Revolving Credit Termination Date shall not be extended. If the aggregate of Lender Commitments of the Rejecting Lenders exceeds twenty percent (20%) of the Commitment, the Revolving Credit Termination Date shall not be extended.

     9.2 Conditions to Renewal and Extension. Any agreement of the Lenders to extend the Revolving Credit Termination Date under Section 9.1 of this Agreement shall be conditioned upon, among other things, the following terms and conditions (which shall be in addition to those required by Sections 2.7, 3 and 9.1 of this Agreement):

          (a) Execution by the Borrower of a renewal and extension agreement for each Note in Proper Form.

          (b) Such other documents, instruments and items as Agent or any Lender shall require in its sole discretion.

     9.3 No Obligation to Renew and Extend. Notwithstanding the procedures and terms and conditions for any renewal and extension of the Revolving Credit Termination Date, neither the Agent nor any Lender has any obligation, commitment or present intent to extend the Revolving Credit Termination Date, and the Revolving Credit Termination Date may not be extended except in accordance with a written agreement signed by the Agent, the Lenders, the Borrower and any other Person to be charged with compliance therewith.

10.  Miscellaneous.

     10.1 No Waiver, Amendments. No waiver of any Default shall be deemed to be a waiver of any other Default. No failure to exercise or delay in exercising any right or power under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any further or other exercise thereof or the exercise of any other right or power. Except as may be prohibited by Section 8.1 hereof, no amendment, modification or waiver of any Credit Document shall be effective unless the same is in writing and signed by the Borrower, the Agent and the Majority Lenders. No notice to or demand on the Borrower or any other Person shall entitle the Borrower or any other Person to any other or further notice or demand in similar or other circumstances.

     10.2 Notices. All notices under the Credit Documents shall be in writing and either (i) delivered against receipt therefor, or (ii) mailed by registered or certified mail, return receipt requested, in each case addressed as set forth herein, or to such other address as a party may designate. Notices shall be deemed to have been given (whether actually received or not) when delivered (or, if mailed, on the next Business Day). Provided, however, that as between the Agent and the Lenders and among the Lenders, notice may be given by telecopy or facsimile effective upon the earlier of actual receipt or confirmation of receipt by telephone.

     10.3 Venue. HARRIS COUNTY, TEXAS SHALL BE A PROPER PLACE OF VENUE TO ENFORCE PAYMENT OR PERFORMANCE OF THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, UNLESS THE AGENT SHALL GIVE ITS PRIOR WRITTEN CONSENT TO A DIFFERENT VENUE. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS IN THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY PROCEEDING ARISING OUT OF ANY OF THE CREDIT DOCUMENTS BY SERVICE OF PROCESS AS PROVIDED BY TEXAS LAW. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE CREDIT DOCUMENTS IN THE DISTRICT COURTS OF HARRIS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIMS THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER (A) AGREES TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN THE STATE OF TEXAS IN CONNECTION WITH ANY SUCH SUIT, ACTION OR PROCEEDING AND TO DELIVER TO THE AGENT EVIDENCE THEREOF AND (B) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY NOTICE GIVEN AS PROVIDED FOR IN THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. THE BORROWER HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST THE AGENT OR

ANY LENDER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS SHALL BE BROUGHT AND MAINTAINED IN THE DISTRICT COURTS OF HARRIS COUNTY, TEXAS, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION.

     10.4 Choice of Law. THIS AGREEMENT, THE NOTES AND THE OTHER CREDIT DOCUMENTS HAVE BEEN NEGOTIATED, EXECUTED AND DELIVERED IN THE STATE OF TEXAS AND SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, INCLUDING ALL APPLICABLE FEDERAL LAW, FROM TIME TO TIME IN FORCE IN THE STATE OF TEXAS.

     10.5 Survival; Parties Bound; Successors and Assigns. (a) All representations, warranties, covenants and agreements made by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of the Credit Documents, shall not be affected by any investigation made by any Person, and shall bind the Borrower and its successors, trustees, receivers and assigns and inure to the benefit of the successors and assigns of the Agent and the Lenders; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and all of the Lenders, and any such assignment or transfer without such consent shall be null and void.

          (b) Subject to Sections 10.5(d) and (e) of this Agreement, a Lender may assign all or part of its Loans and its Lender Commitment to an Eligible Institution so long as such assignment shall (1) include the voting rights and all other rights and obligations attributable thereto, and include a written assumption by the assignee of the assigning Lender's obligations under the Credit Documents, (2) require the written consent of the Borrower (so long as no Default is in existence) and the Agent, such consent not to be unreasonably withheld, (3) be in a minimum amount of $10,000,000.00 if assigned to a Person not already a Lender, (4) in the case of a partial assignment, not reduce the Lender's Lender Commitment to an amount less than $10,000,000.00, and (5) include payment to the Agent by the Lender of a service fee for each assignment equal to $3,000.00.

          (c) Subject to Section 10.5(d) and (e) of this Agreement, a Lender may sell participating interests in any of its Loans to an Eligible Institution so long as such participation shall (1) limit the voting rights of the participant, if any, to the ability to vote for changes in the amount of the Commitment, the interest rate on the Loans, and the Maturity Date, (2) for the Committed Loans, if the participant is not an Affiliate of the participating Lender, require the written consent of the Borrower (so long as no Default is in existence) and the Agent, such consent not to be unreasonably withheld and, if the participant is an Affiliate of the participating Lender, require written notice to the Agent and the Borrower but not any consent of the Agent, the Borrower or any other Lender, (3) for Committed Loans be in a minimum principal amount of at least $10,000,000.00 if participated to a Person not already a Lender, and (4) not reduce the Lender's Lender Commitment which has not been participated to less than $10,000,000.00. In connection with any sale of a participating interest made in compliance with this Agreement, (i) the participating Lender shall continue to be liable for its Lender Commitment and its other obligations under the Credit Documents, (ii) the Agent, the Borrower and the other Lenders shall continue to deal solely and directly with the participating Lender in connection with such Lender's rights and obligations under the Credit Documents, and (iii) the participant may not require the participating Lender to take or refrain from taking any action under the Credit Documents that is in conflict with the terms and provisions of the Credit Documents.

          (d) A Lender may assign all or any part of its Loans or its Lender Commitment to an Affiliate of the Lender with written consent of the Borrower (so long as no Default is in existence) and the Agent, such consent not to be unreasonably withheld.

          (e) Notwithstanding any provision hereof to the contrary, (i) any Lender may assign and pledge all or any portion of its Lender Commitment and Loans to a Federal Reserve Bank; provided, however, that any such assignment or pledge shall not relieve such Lender from its obligations under the Credit Documents; (ii) the Agent may not assign or participate $30,000,000.00 of its Lender Commitment to any Person other than an Affiliate of the Agent without the prior written consent of all of the Lenders and the Borrower; and (iii) Chase may assign, sell or participate all or any portion of the Swing Loan without the consent of the Borrower, the Agent or any other Lender.

          (f) The term of this Agreement shall be until the final maturity of the Notes and the payment of all amounts due under the Credit Documents.

          (g) Any Lender (each, a "Designating Lender") may at any time designate one Designated Lender to fund Money Market Loans on behalf of such Designating Lender subject to the terms of this Section 10.5(g), and the provisions in Sections 10.5(b) and (c) shall not apply to such designation. No Lender may designate more than one (1) Designated Lender. The parties to each such designation shall execute and deliver to the Agent for its acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender, the Agent will accept such Designation Agreement and will give prompt notice thereof to the Borrower, whereupon, (i) the Borrower shall execute and deliver to the Designating Lender a Designated Lender Note payable to the order of the Designated Lender, (ii) from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right (subject to the provisions of Section 2.8(b)) to make Money Market Loans on behalf of its Designating Lender pursuant to Section 2.8 after the Borrower has accepted a Money Market Loan (or portion thereof) of the Designating Lender, and (iii) the Designated Lender shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Lender, the Designating Lender shall be and remain obligated to the Borrower, Agent and the Lenders for each and every obligation of the Designating Lender and its related Designated Lender with respect to this Agreement, including, without limitation, any indemnification obligations under Section 8.5 hereof and any sums otherwise payable to the Borrower by the Designated Lender. Each Designating Lender shall serve as the administrative agent of the Designated Lender and shall on behalf of, and to the exclusion of, the Designated Lender:
(1) receive any and all payments made for the benefit of the Designated Lender and (2) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Credit Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender as administrative agent for the Designated Lender and shall not be signed by the Designated Lender on its own behalf, and shall be binding upon the Designated Lender to the same extent as if signed by the Designated Lender on its own behalf. The Borrower, the Agent and the Lenders may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. No Designated Lender may assign or transfer all or any portion of its interest hereunder or under any other Credit Document, other than assignments to the Designating Lender which originally designated such Designated Lender or otherwise in accordance with the provisions of Sections 10.5(b) and (c). The Agent and each Lender agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, until the later to occur of (x) one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender and (y) the Revolving Credit Termination Date.

     10.6 Counterparts. This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

     10.7 Usury Not Intended; Refund of Any Excess Payments. It is the intent of the parties in the execution and performance of this Agreement to contract in strict compliance with the usury laws of the State of Texas and the United States of America from time to time in effect. In furtherance thereof, the Agent, the Lenders and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate in excess of the Ceiling Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, reserved, taken, charged or received under this Agreement. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Ceiling Rate, the Borrower, the Agent and the

Lenders shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) "spread" the total amount of interest throughout the entire contemplated term of the Loans. The provisions of this paragraph shall control over all other provisions of the Credit Documents which may be in apparent conflict herewith.

     10.8 Captions. The headings and captions appearing in the Credit Documents have been included solely for convenience and shall not be considered in construing the Credit Documents.

     10.9 Severability. If any provision of any Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

     10.10 Disclosures. Every reference in the Credit Documents to disclosures of the Borrower to the Agent and the Lenders in writing, to the extent that such references refer to disclosures at or prior to the execution of this Agreement, shall be deemed strictly to refer only to written disclosures delivered to the Agent and the Lenders in an orderly manner concurrently with the execution hereof.

     10.11 No Novation. THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS SOLELY TO AMEND, RESTATE AND RESTRUCTURE THE TERMS OF, AND THE OBLIGATIONS TO THE EXISTING LENDERS OWING UNDER AND IN CONNECTION WITH, THE ORIGINAL CREDIT AGREEMENT. THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER UNDER OR IN CONNECTION WITH THE ORIGINAL CREDIT AGREEMENT.

     10.12 Limitation of Liability. NO OBLIGATION OR LIABILITY WHATSOEVER OF THE BORROWER WHICH MAY ARISE AT ANY TIME UNDER THIS AGREEMENT OR ANY OBLIGATION OR LIABILITY WHICH MAY BE INCURRED BY IT PURSUANT TO ANY OTHER CREDIT DOCUMENT SHALL BE PERSONALLY BINDING UPON, NOR SHALL RESORT FOR THE ENFORCEMENT THEREOF BE HAD TO THE PRIVATE PROPERTY OF, ANY OF THE BORROWER'S TRUSTEES OR SHAREHOLDERS REGARDLESS OF WHETHER SUCH OBLIGATION OR LIABILITY IS IN THE NATURE OF CONTRACT, TORT OR OTHERWISE.

     10.13 Entire Agreement. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS TOGETHER CONSTITUTE A WRITTEN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT

ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL
AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                       ARCHSTONE COMMUNITIES TRUST



                                       By:________________________________
                                       Name:______________________________
                                       Title:_____________________________



                                       Address:
                                       7670 South Chester Street
                                       Suite 100
                                       Englewood, Colorado  80112
                                       Attention: Corporate Finance

Lender Commitment: $66,666,667.00        CHASE BANK OF TEXAS,
Percentage: 8.888888889%                 NATIONAL ASSOCIATION
                                           as Agent and as a Lender



                                         By:________________________________
                                         Name:______________________________
                                         Title:_____________________________

                                         Address:
                                         712 Main Street
                                         Houston, Texas  77002
                                         Attention:  Manager, Real Estate Group

                                         Telecopy No.:  713-216-7713
                                         Telephone No.:  Kent Kaiser
                                                         713-216-8699

Lender Commitment: $66,666,666.00        MORGAN GUARANTY TRUST COMPANY
Percentage: 8.888888888%                 OF NEW YORK



                                         By:________________________________
                                         Name:______________________________
                                         Title:_____________________________


                                         Address:
                                         60 Wall Street
                                         New York, NY 10260
                                         Attention: Tim O'Donovan

                                         Telecopy No: 212-648-5240
                                         Telephone No.: Tim O'Donovan
                                                      212-648-8111

Lender Commitment: $66,666,666.00        WELLS FARGO BANK, NATIONAL
Percentage: 8.888888888%                 ASSOCIATION



                                         By:________________________________
                                         Name:______________________________
                                         Title:_____________________________


                                         Address:
                                         2859 Paces Ferry Road
                                         Suite 1805
                                         Atlanta, Georgia  30339
                                         Attention: Mary Ann Kelly


                                         Telecopy No: 770-435-2262
                                         Telephone No. Mary Ann Kelly
                                                      770-435-3800

Lender Commitment: $40,000,000.00        GUARANTY FEDERAL BANK, F.S.B.
Percentage: 5.33333%



                                         By:________________________________
                                         Name:______________________________
                                         Title:_____________________________


                                         Address:
                                         8333 Douglas Avenue, Suite 1000
                                         Dallas, Texas   75225
                                         Attention: Roger Davis


                                         Telecopy No.:  214-360-1661
                                         Telephone No.: Roger Davis
                                                             214-360-2849

Lender Commitment: $20,000,000.00        NORWEST BANK NEW MEXICO,
Percentage: 2.66667%                 NATIONAL ASSOCIATION



                                         By:________________________________
                                         Name:______________________________
                                         Title:_____________________________

                                         Address:
                                         1048 Paseo de Peralta
                                         Santa Fe, New Mexico  87501
                                         Attention: Dan Shannon


                                         Telecopy No.:  505-983-6232
                                         Telephone No.: Dan Shannon
                                                             505-984-8500

Lender Commitment: $60,000,000.00        COMMERZBANK
Percentage: 8.00000%                AKTIENGESELLSCHAFT, LOS ANGELES
                                         BRANCH



                                         By:________________________________
                                         Name:______________________________
                                         Title:_____________________________


                                         By:________________________________
                                         Name:______________________________
                                         Title:_____________________________

                                         Address:
                                    (1)  633 West Fifth Street, Suite 6600
                                         Los Angeles, California  90071
                                         Telecopy No.: 213-623-0039

                                    (2)  Commerzbank Aktiengesellschaft
                                         New York Branch
                                         2 World Financial Center
                                         New York, New York 10281-1050
                                         Attention:  Christine Finkel

                                         Telecopy No: 212-266-7235
                                         Telephone No.: Christine Finkel
                                                      212-266-7375

Lender Commitment: $60,000,000.00        BANK OF AMERICA NATIONAL TRUST
Percentage: 8.00000%                AND SAVINGS ASSOCIATION



                                         By:________________________________
                                         Name:______________________________
                                         Title:_____________________________

                                         Address:
                                         555 South Flower Street
                                         6th Floor
                                         Los Angeles, California  90071
                                         Attention: Mary Bowman


                                         Telecopy No.:  213-228-5389
                                         Telephone No.: Mary Bowman
                                                        213-228-4888

Lender Commitment: $40,000,000.00        FLEET NATIONAL BANK
Percentage: 5.33333%



                                         By:________________________________
                                         Name:______________________________
                                         Title:_____________________________


                                         Address:
                                         111 Westminster, Mail Stop RIMO215
                                         Providence, Rhode Island  02903
                                         Attention: Mark Dalton


                                         Telecopy No:  401-278-5166
                                         Telephone No. Mark Dalton
                                                       401-278-5605

Lender Commitment: $25,000,000.00        BANK HAPOALIM, B.M.,
Percentage: 3.33333%                San Francisco Branch



                                         By:________________________________
                                         Name:______________________________
                                         Title:_____________________________


                                         By:________________________________
                                         Name:______________________________
                                         Title:_____________________________

                                         Address:
                                         250 Montgomery Street, Suite 700
                                         San Francisco, California  94104
                                         Attention: Dan Jozefov

                                         Telecopy No: 415-989-9948
                                         Telephone No. Dan Jozefov
                                                      415-989-9940

Lender Commitment: $25,000,000.00        BANK ONE, ARIZONA, NA
Percentage: 3.33333%


                                         By:________________________________
                                         Name:______________________________
                                         Title:_____________________________

                                         Address:
                                         Commercial Real Estate
                                         241 N. Central, 19th Floor, AZ1-1321
                                         Phoenix, Arizona  85004
                                         Attention: Todd Popovich


                                         Telecopy No:  602-221-4435
                                         Telephone No. Todd Popovich
                                                       602-221-2375

Lender Commitment: $35,000,000.00        UNION BANK OF CALIFORNIA, N.A.
Percentage: 4.66667%


                                         By:________________________________
                                         Name:______________________________
                                         Title:_____________________________


                                         By:________________________________
                                         Name:______________________________
                                         Title:_____________________________

                                         Address:
                                         350 California, H-710
                                         San Francisco, California  94104
                                         Attention: Michelle A. Guerra


                                         Telecopy No:  415-705-7438
                                         Telephone No. Michelle A. Guerra
                                                         415-705-5009

Lender Commitment: $20,000,000.00        BANK OF MONTREAL, CHICAGO
Percentage: 2.66667%                BRANCH



                                         By:________________________________
                                         Name:______________________________
                                         Title:_____________________________


                                         Address:
                                         115 S. LaSalle Street, 12W
                                         Chicago, Illinois 60603
                                         Attention: Catherine Sahagian

                                         Telecopy No: 312-750-4352
                                         Telephone No.: Catherine Sahagian
                                                         312-750-5905

Lender Commitment: $25,000,000.00        SUMMIT BANK
Percentage: 3.33333%



                                         By:_______________________________
                                         Name:_____________________________
                                         Title:____________________________


                                         Address:
                                         750 Walnut Avenue
                                         Cranford, NJ 07016
                                         Attention: Gregory A. Haines

                                         Telecopy No: 908-709-6435
                                         Telephone No.: Gregory A. Haines
                                                      908-709-6079

Lender Commitment: $25,000,000.00        DG BANK DEUTSCHE
Percentage: 3.33333%                GENOSSENSCHAFTSBANK, CAYMAN
                                         ISLAND BRANCH



                                         By:_______________________________
                                         Name:_____________________________
                                         Title:____________________________


                                         Address:
                                         609 Fifth Avenue
                                         New York, NY 10017
                                         Attention:   Linda O'Connell

                                         Telecopy No: 212-745-1556
                                         Telephone No.: Linda O'Connell
                                                      212-745-1586

Lender Commitment: $20,000,000.00        DRESDNER BANK AG NEW YORK
Percentage: 2.66667%                BRANCH



                                         By:_______________________________
                                         Name:_____________________________
                                         Title:____________________________


                                         Address:
                                         75 Wall Street
                                         New York, NY 10005-2889
                                         Attention:   Johannes Boeckmann

                                         Telecopy No: 212-429-2129
                                         Telephone No.: Johannes Boeckmann
                                                      212-429-2479

Lender Commitment: $35,000,000.00        WACHOVIA BANK, N.A.
Percentage: 4.66667%



                                         By:_______________________________
                                         Name:_____________________________
                                         Title:____________________________


                                         Address:
                                         191 Peachtree Street, N.E.
                                         Mail Code GA1810
                                         Atlanta, GA 30303
                                         Attention:   Toni Nunn

                                         Telecopy No: 404-332-4066
                                          Telephone No.: Toni  Nunn
                                                      404-332-5080

Lender Commitment: $40,000,000.00        FIRST UNION NATIONAL BANK
Percentage: 5.33333%



                                         By:_______________________________
                                         Name:_____________________________
                                         Title:____________________________


                                         Address:
                                         301 So. College Street, 6th Floor
                                         Charlotte, NC 28288-0166
                                         Attention:   John A. Schissel

                                         Telecopy No: 704-383-6205
                                         Telephone No.: John A. Schissel
                                                      704-383-1967

Lender Commitment: $20,000,000.00        MELLON BANK, N.A.
Percentage: 2.66667%



                                         By:_______________________________
                                         Name:_____________________________
                                         Title:____________________________


                                         Address:
                                         One Mellon Bank Center
                                         Pittsburgh, PA 15258
                                         Attention: James McDunn

                                         Telecopy No:  412-234-8657
                                         Telephone No.: James McDunn
                                                       412-234-5344

Lender Commitment: $10,000,000.00        BANK OF IRELAND
Percentage: 1.33333%



                                         By:_______________________________
                                         Name:_____________________________
                                         Title:____________________________


                                         Address:
                                         Latouche House/Int'l Financial Services
Center
                                         Dublin 1, Ireland
                                         Attention: Raymond Wyer

                                         Telecopy No: 3531-829-0129
                                         Telephone No.: Raymond Wyer
                                                      3531-609-3477

Lender Commitment: $25,000,000.00        AMSOUTH BANK
Percentage: 3.33333%



                                         By:_______________________________
                                         Name:_____________________________
                                         Title:____________________________


                                         Address:
                                         1900 Fifth Avenue North, 9th Floor
                                         Birmingham, AL 35203
                                         Attention: Lawrence Clark

                                         Telecopy No: 205-326-4075
                                         Telephone No.: Lawrence Clark
                                                      205-581-7493

Lender Commitment: $25,000,000.00        BAYERISCHE HYPOTHEKEN UND
Percentage: 3.333333333%                 WECHSEL BANK



                                         By:_______________________________
                                         Name:_____________________________
                                         Title:____________________________


                                         Address:
                                         32 Old Slip, 32nd Foor
                                         (Financial Square Building)
                                         New York, New York 10005
                                         Attention: Timothy Wagner

                                         Telecopy No: 212-440-0824
                                         Telephone No.: Timothy Wagner
                                                      212-440-0816

                             OFFICER'S CERTIFICATE
                             ---------------------

     Archstone Communities Trust (The "Borrower"), Chase Bank of Texas, National Association, as Agent (the "Agent") and certain other Lenders (the "Lenders") entered into that certain Amended and Restated Credit Agreement (as amended, supplemented and restated from time to time, (the "Agreement") dated as of July 27, 1998. Any term used herein and not otherwise defined shall have the meaning ascribed to it in the Agreement.

     The undersigned hereby certifies that:

I.   I am a Vice President of the Borrower.
            --------------

II. The attached financial statements were prepared in conformity with generally accepted accounting principles consistently applied (except for the omission of footnote disclosures and appropriately disclosed consistency exceptions) and present fairly the financial position of the Borrower as of the date thereof and the results of its operations for the period covered thereby subject to normal year-end adjustments.

III. As of the end of the period covered by the attached financial statements dated [end of quarter date]:


          1.        Tangible Net Worth Calculation
                    ------------------------------
                    (Section 5.3 (d))

          (A)       Assets, as defined                       $ ____________
          (B)       Liabilities                              $ ____________

          (C)       Tangible Net Worth (1(A) - 1(B)
                    must at least equal $2,200,000,000)      $ ____________

                    Required:                                $ 2.2 Billion


          2.        Ratio of Debt to Tangible Net Worth Ratio Calculation
                    -----------------------------------------------------
                    (Section 5.3 (a))


          (A)       Indebtedness                             $ ____________
          (B)       Tangible Net Worth                       $ ____________
          (C)       Debt to Tangible Net Worth Ratio (ratio
                    of 2(A) to 2(B))                                   :1.0
                                                               ------------

                    Required:                             Maximum of 1.0 to 1.0


                                   EXHIBIT A
                                   ---------
                               Page 1 of 6 Pages

     3.     Coverage Ratio Calculation
            --------------------------
            (Section 5.3 (b))

     (A)    Borrower's Funds From Operations             $  __________
     (B)    Borrower's Interest Incurred                 $  __________
     (C)    Construction Interest                        $  __________
     (D)    Interest Expense                             $  __________
     (E)    FFO plus Interest Expense                    $  __________
     (F)    Payments and Payables on Disqualified Stock  $  __________
     (G)    Interest Expense                             $  __________
     (H)    Payments and Payables on Disqualified Stock  $  __________
            plus Interest Expense                        $  __________
     (I)    Coverage Ratio (Ratio of 3(E) to 3(H))               : 1.0
                                                            ----------

            Required:                                   Minimum of 2.0 to 1.0

     4.     Fixed Charge Coverage Ratio Calculation
            ---------------------------------------
            (Section 5.3 (c))

     (A)    Borrower's Funds from Operations             $ __________
     (B)    Borrower's Interest Expense                  $ __________
     (C)    Unit Capital Expenditures                    $ __________
     (D)    FFO plus Interest Expense minus
            Unit Capital Expenditures                    $ __________
     (E)    Payments and Payables on Disqualified Stock  $ __________
     (F)    Regularly Scheduled Principal Paid and
            Payable                                      $ __________
     (G)    Payments and Payables on Disqualified Stock
            plus Interest Expense plus Regularly
            Scheduled Principal Paid and Payable         $ __________
     (H)    Fixed Charge Coverage Ratio
                (Ratio of 4(D) to 4(G))                         :1.0
                                                           -----------

            Required:                                  Minimum of 1.75 to 1.0



                                   EXHIBIT A
                                   ---------
                               Page 2 of 6 Pages

     5.   Maximum Recourse Indebtedness Calculation
          -----------------------------------------
          (Section 6.1A)

     (A)  Indebtedness with a Final Maturity of Five Years
          or less                                                    $________
     (B)  Investment Grade Debt included in 5(A)                     $________
     (C)  Non-recourse Debt included in 5(A)
          excluded from 5(B)                                         $________
     (D)  Amortizing Debt included in 5(A),
          excluded from 5(B) or 5(C)                                 $________
     (E)  Credit Enhancement included in 5(A),
          excluded from 5(B) or 5(C) or 5(D)                         $________
     (F)  Acquisition Indebtedness included in 5(A),
          excluded from 5(B) or 5(C) or 5(D) or 5(E)                 $________
     (G)  Recourse Indebtedness as Calculated: 5(A) less
          5(B), 5(C), 5(D), 5(E) and 5(F) (may not exceed
          $1,000,000,000)                                            $________

     6.   Secured Indebtedness Ratio Calculation
          ---------------------------------------
          (Section 6.1B)

     (A)  Secured indebtedness                                       $________
     (B)  Assets, as defined                                         $________
     (C)  Secured indebtedness ratio
          (ratio of 2(A) to 2(B))                                         :1.0
                                                                      --------
          Required:                                      Maximum of 0.4 to 1.0

     7.   Asset Maintenance Calculation as of Quarter-End:
          ------------------------------------------------
          Property Pool
          -------------
          (Section 5.15)

     (A)  Historical Value of the Pool Real Estate                   $________
     (B)  Homestead Mortgage Amount                                  $________
     (C)  10% of 6(A)                                                $________
     (D)  Lesser of 6(B) and 6(C)                                    $________
     (E)  Value of Pool (sum of 6(A) and 6(D), must equal
          at least 6(G))                                             $________
     (F)  Outstanding Unsecured Indebtedness
                                                                         X1.75
                                                                      --------
     (G)  Minimum Historical Value of Pool                           $________


                                   EXHIBIT A
                                   ---------

                               Page 3 of 6 Pages

     8.   Asset Maintenance Calculation as of Quarter-End:
          ------------------------------------------------
          Operating Sub-Pool
          ------------------
          (Section 5.15)

     (A)  Historical Value of Sub-Pool Real Estate Properties        $________
     (B)  Annualized Net Operating Income of Sub-Pool Real
          Estate Properties that have reached the Calculation
          Date, divided by 9%                                        $________
     (C)  Historical Value of Sub-Pool Real Estate Properties
          that have not reached the Calculation Date                 $________
     (D)  Sum of 7(B) and 7(C)                                       $________
     (E)  Value of Sub-Pool Real Estate (lesser of 7(A)
          and 7(D))                                                  $________
     (F)  Homestead Mortgage Amount                                  $________
     (G)  Annualized Net Operating Income of the
          Homestead Property during the Occupancy Period,
          divided by 11%                                             $________
     (H)  10% of 7(E)                                                $________
     (I)  Value of Homestead Loans (lesser of 7(F), 7(G)
          and 7(H))                                                  $________
     (J)  Value of Operating Sub-Pool (sum of 7(E) and
          7(I), must equal at least 7(L))                            $________
     (K)  Outstanding Unsecured Indebtedness
                                                                        X 1.50
                                                                      --------
     (L)  Minimum Operating Sub-Pool Value                           $________

     9.   Debt to Total Asset Value Ratio Conversion
          ------------------------------------------
          (Section 5.3 (e))
          (only required in the event of a denied Extension Request)

     (A)  Indebtedness                                           $Not applicable
     (B)  Annualized Net Operating Income of properties
          that have reached the Calculation Date, divided
          by 8.75%                                                   $________
     (C)  Book value of properties that have not reached
          the Calculation Date                                       $________
     (D) Cash and Cash Equivalents excluding tenant security and other restricted deposits
     (E)  Book Value of All Other Assets not
          included in 8(B), 8(C) and 8(D) above,
          excluding intangibles and equity investments in


                                   EXHIBIT A
                                   ---------

                               Page 4 of 6 Pages

          Unconsolidated Affiliates                          $_______
     (F)  Book Value of Borrower's Equity Investments in
          Unconsolidated Affiliates Multiplied by
          the Equity Percentage                              $_______
     (G)  Total Asset Value ( 8(B)+8(C)+8(D)+8(E)+8(F))      $_______
     (H)  Debt to Total Asset Value Ratio
          (as a Percentage, 8(A)/8(G))

          Required -  If an Extension Request has been denied:

          During the year before the Revolving
                    Credit Termination Date                       55%
          Thereafter                                              50%

IV. Attached hereto is a statement of Funds From Operations for the Borrower as of the most recent date required by the Agreement.

V. A review of the activities of the Borrower during the period covered by the attached financial statements has been made under my supervision and with a view to determining whether during such period the Borrower has kept, observed, performed and fulfilled all of its obligations under the Agreement.

VI.  (Check either (A) or (B) )

     [ ] (A) The Borrower has kept, observed, performed and fulfilled each and every one of its obligations under the Agreement during the period covered by the attached financial statements.

     [ ] (B) The Borrower has kept, observed, performed and fulfilled each and every one of its obligations under the Agreement during the period covered by the attached financial statements except for the following matters:
     [Describe all such defaults, specifying the nature, duration and status thereof and what action the Borrower has taken or proposes to take with respect thereto.]

                                   EXHIBIT A
                                   ---------

                               Page 5 of 6 Pages

VII. With regard to Section 1004 of the Indenture dated as of February 1, 1994 between the Borrower and Morgan Guaranty Trust Company of New York, as Trustee (and using the terms defined therein), a certificate required thereunder showing compliance with Section 1004 is attached (only required for the fourth quarter Officer's Certificate), and as at the end of the period covered by the attached financial statements:


          1.   (A)  Sum of Total Asset, Aggregate
                    Purchase Price of Real Estate Assets,
                    or Mortgages Receivable Acquired, and
                    Securities Offering Proceeds Received
                    to Purchase said Assets                       $Required only
               (B)  Maximum amount of Debt                        $at year-end
               (C)  Debt                                          $_____________

          2.   (A)  Consolidated Income Available
                    for Debt Service                              $____________
               (B)  Annual Service Charge                         $____________
               (C)  Ratio of Consolidated Income Available
                    for Debt Service to Annual Service Charge      ____________

          3.   (A)  Total Assets                                  $____________

               (B)  Maximum Secured Debt                          $____________
               (C)  Secured Debt                                  $____________

Date:   [Date]                                Name:_____________________
     ----------------                              [Vice President Name]


                                   EXHIBIT A
                                   ---------

                               Page 6 of 6 Pages

POOL PROPERTY LIST


          List each property separately showing the Historical Value and the components, the city, the state, the occupancy level for the past 3 months, the number of units, the age of the property, and net operating income.

                               REQUEST FOR LOAN
                               ----------------

                          Date: _______________, 199__

Chase Bank of Texas,
  National Association, as Agent
712 Main Street
Houston, Texas  77002
("Lender")

     RE: Request for Loan Under Amended and Restated Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of July 7, 1998, among Archstone Communities Trust (the "Borrower"), the Agent and the Lenders as signatory to the Credit Agreement

Gentlemen:

     Borrower hereby requests [check as applicable] [_] a conversion of an existing Loan as provided below, and/or [_] an advance under the Credit Agreement, which is allowed pursuant to Section 5.9 of the Credit Agreement, in the amount of $____________ [minimum of $1,000,000.00 and in multiples of $100,000.00].

     Maximum Principal Amount                      $750,000,000.00

     Less the amount outstanding under the

     Credit Agreement (including Swing Loans)      ($__________.__)

     Available amount                               $__________.__

     Less amount requested                         ($__________.__)

     Amount remaining to be advanced                $__________.__

     The advance or conversion is to be made as follows:

     A.   Base Rate Borrowing.
          -------------------

          1. Amount of Base Rate Borrowing:  $__________.__
          2. Date of Base Rate Borrowing       _______, 199_



                                   EXHIBIT B
                                   ---------
                               Page 1 of 2 Pages

     B.   Eurodollar Rate Borrowing:
          -------------------------

          1. Amount of Eurodollar Rate
             Borrowing:                                        $__________.__

          2. Amount of conversion of existing
             Loan to Eurodollar Rate Borrowing:                $__________.__

          3. Number of Eurodollar Rate
               Borrowing(s) now in effect:                      _____________
               [cannot exceed 12]

          4. Date of Eurodollar Rate Borrowing
               or conversion:                                   _______, 199_

          5. Interest Period:                                   _____________

          6. Expiration date of current Interest
             Period as to this conversion:                      _______, 199_

     C.   Swing Loan.
          -----------

          1. Amount of Swing Loan:                              $_________.__
             [minimum of $1,000,000.00 and in
             multiples of $100,000.00]

          2. Date of Swing Loan:                                _______, 199_

     Borrower hereby represents and warrants that the amounts set forth above are true and correct, that the amount above requested has actually been incurred, that the representations and warranties contained in the Credit Agreement are true and correct as if made as of this date, and that Borrower has kept, observed, performed and fulfilled each and every one of its obligations under the Credit Agreement as of the date hereof [except as follows:]


                                    Very truly yours,

                                    ARCHSTONE COMMUNITIES TRUST

                                    By:_______________________________

                                    Name:_____________________________

                                    Title:____________________________



                                   EXHIBIT B
                                   ---------
                               Page 2 of 2 Pages

$[___________]                                                     June 30, 1998


     FOR VALUE RECEIVED ARCHSTONE COMMUNITIES TRUST, a Maryland real estate investment trust (herein called "Maker") promises to pay to the order of [_______________________________________________________________________________
___], a [_____________________________] ("Payee"), at the offices of Chase Bank of Texas, National Association, a national banking association, as "Agent" under the Credit Agreement, at 712 Main Street, Houston, Texas 77002, or at such other place as the holder (the "Holder", whether or not Payee is such holder) of this note may hereafter designate in writing, in immediately available funds and in lawful money of the United States of America, the principal sum of [_____________________________________________] Dollars ($[___________________])
(or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding at the Stated Rate and interest on all past due amounts, both principal and accrued interest, at the Past Due Rate; provided, that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the Holder of this note for the use, forbearance or detention of the debt evidenced hereby (including, but not limited to, all interest on this note at the Stated Rate) shall not exceed the Ceiling Rate.

     1. Definitions. Any terms not defined herein shall have the meaning given to them in the Amended and Restated Credit Agreement dated of even date herewith among the Maker, the Agent and certain other Lenders (as the same may be amended or modified the "Credit Agreement").

     2. Rates Change Automatically and Without Notice. Without notice to Maker or any other person or entity and to the full extent allowed by applicable law from time to time in effect, the Prime Rate and the Ceiling Rate shall each automatically fluctuate upward and downward as and in the amount by which Agent's said prime rate, and such maximum nonusurious rate of interest permitted by applicable law, respectively, fluctuate.

     3. Calculation of Interest. Interest shall be computed for the actual number of days elapsed in a year (up to 365, or 366 in a leap year) deemed to consist of 360 days, unless the Ceiling Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Ceiling Rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which it accrued.

     4. Excess Interest Will be Refunded or Credited. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, the Holder of this note shall refund to the payor or, at the Holder's option, credit

                               Page 1 of 5 Pages                INITIALLED FOR
                                  EXHIBIT C                  IDENTIFICATION:____
                                  ---------
against the principal of this note such portion of that interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate.

     5. Interest Will be Spread. All sums paid or agreed to be paid to the Holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby, to the extent permitted by applicable law and to the extent necessary to avoid violating applicable usury laws, shall be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note.

     6. Payment Schedule. The principal of this note shall be due and payable on the Maturity Date. Accrued and unpaid interest shall be due and payable on each Interest Payment Date. All payments shall be applied first to accrued interest, the balance to principal.

     7. Prepayment. Maker may prepay this note only as provided in the Credit Agreement.

     8. Revolving Credit. Upon and subject to the terms and conditions of the Credit Agreement and the other provisions of this note, Maker may borrow, repay and reborrow against this note at any time unless and until a default (however designated) or event (an "Event of Potential Default") which, if not cured after notice or before the lapse of time (or both) would develop into a default under this note, the Credit Agreement or any other Credit Documents has occurred which the Holder has not declared to have been fully cured or waived, and (except as the Credit Agreement or any of the other Credit Documents may otherwise provide) there is no limit on the number of advances against this note so long as the total unpaid principal of this note at any time outstanding does not exceed the Payee's Lender Commitment. Interest on the amount of each advance against this note shall be computed on the amount of the unpaid balance of that advance from the date it is made until the date it is repaid. If Maker's right (if any) to borrow against this note shall ever lapse because of the occurrence of any default, it shall not be reinstated (or construed from any course of conduct or otherwise to have been reinstated) unless and until the Holder shall declare in a signed writing that it has been cured or waived. The unpaid principal balance of this note at any time shall be the total of all principal lent against this note to Maker or for Maker's account less the sum of all principal payments and permitted prepayments on this note received by the Holder. Absent manifest error, the Holder's computer records shall on any day conclusively evidence the unpaid balance of this note and its advances and payments history posted up to that day. All loans and advances and all payments and permitted prepayments made on this note may be (but are not required to be) endorsed by the Holder on the schedule attached hereto (which is hereby made a part hereof for all purposes) or otherwise recorded in the Holder's computer or manual records; provided, that any Holder's failure to make notation of (a) any principal advance or accrual of interest shall not cancel, limit or otherwise affect Maker's obligations or any Holder's rights with respect to that advance or accrual, or (b) any payment or permitted prepayment of principal or interest shall not cancel, limit or otherwise affect Maker's entitle-

                               Page 2 of 5 Pages                INITIALLED FOR
                                  EXHIBIT C                  IDENTIFICATION:____
                                  ---------
ment to credit for that payment as of the date of its receipt by the Holder. Maker and Payee expressly agree, as expressly allowed by Chapter 346 of the Texas Finance Code, that Chapter 346 (which relates to open-end line of credit revolving loan accounts) shall not apply to this note or to any loan evidenced by this note and that neither this note nor any such loan shall be governed by Chapter 346 or subject to its provisions in any manner whatsoever.

     9. Credit Agreement. This note has been issued pursuant to the terms of the Credit Agreement, to which reference is made for all purposes. Advances against this note by Payee or other Holder hereof shall be governed by the Credit Agreement. Payee is entitled to the benefits of the Credit Agreement. As additional security for this note, Maker hereby grants to Payee and all other present and future Holders an express lien against, security interest in and contractual right of setoff in and to, all property and any and all deposits (general or special, time or demand, provisional or final) at any time held by the Payee or other Holder for any Maker's credit or account.

     10. Defaults and Remedies. Time is of the essence. Maker's failure to pay any principal or accrued interest owing on this note when due and after expiration of any applicable period for notice and right to cure such a default which is specifically provided for in the Credit Agreement or any other provision of this note, or the occurrence of any default under the Credit Agreement or any other Credit Documents shall constitute default under this note, whereupon the Holder may elect to exercise any or all rights, powers and remedies afforded (a) under the Credit Agreement and all other papers related to this note and (b) by law, including the right to accelerate the maturity of this entire note.

     In addition to and cumulative of such rights, the Holder is hereby authorized at any time and from time to time after any such default, at Holder's option, without notice to Maker or any other person or entity (all rights to any such notice being hereby waived), to set off and apply any and all of any Maker's deposits at any time held by the Holder, and any other debt at any time owing by the Holder to or for the credit or account of any Maker, against the outstanding balance of this note, in such order and manner as Holder may elect in its sole discretion.

     The Holder's right to accelerate this note on account of any late payment or other default shall not be waived or deemed waived by the Holder by reason of the Holder's having previously accepted one or more late payments or by reason of any Holder's otherwise not accelerating this note or exercising other remedies for any default, and no Holder shall ever be obligated or deemed obligated to notify Maker or any other person that Holder is requiring strict compliance with this note or any papers securing or otherwise relating to it before such Holder may accelerate this note or exercise any other remedy.

                               Page 3 of 5 Pages                INITIALLED FOR
                                  EXHIBIT C                  IDENTIFICATION:____
                                  ---------

     Nothing in this Section or elsewhere shall be construed as diminishing Holder's absolute right to demand payment of all or any part of this note at any time.

     11. Legal Costs. If any Holder of this note retains an attorney in connection with any such default or to collect, enforce or defend this note or any papers intended to secure or guarantee it in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any Holder in connection with this note or any such papers and does not prevail, then Maker agrees to pay to each such Holder, in addition to principal and interest, all reasonable costs and expenses incurred by such Holder in trying to collect this note or in any such suit or proceeding, including reasonable attorneys' fees.

     12. Waivers. Except only for any notices which are specifically required by the Credit Agreement, Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

     13. Rate of Return Maintenance Covenant. If at any time after the date of this note, any Holder determines that (a) any applicable law, rule or regulation regarding capital adequacy of general applicability has been adopted or changed, or (b) its interpretation or administration by any governmental authority, central bank or comparable agency has changed, and determines that such change or the Holder's compliance with any request or directive regarding capital adequacy of general applicability (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Holder's capital as a consequence of its obligations under this note or any related papers to a level below that which the Holder could have achieved but for such adoption, change or compliance (taking into consideration the Holder's own capital adequacy policies) by an amount the Holder deems to be material, then Maker promises to pay from time to time to the order of the Holder such additional amount or amounts as will compensate the Holder for such reduction. A certificate of any Holder setting forth the amount or amounts necessary to compensate the Holder as specified above shall be given to Maker as soon as practicable after the Holder has made such determination and shall be conclusive and binding, absent manifest error. Maker shall pay the Holder the amount shown as due on any such certificate within 15 days after the Holder gives it. In preparing such certificate, the Holder may employ such assumptions and make such allocations of costs and expenses as the


                               Page 4 of 5 Pages                INITIALLED FOR
                                  EXHIBIT C                  IDENTIFICATION:____
                                  ---------

Holder in good faith deems reasonable and may use any reasonable averaging and attribution method.

     14. Governing Law, Jurisdiction and Venue. This note shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America from time to time in effect.

     15. General Purpose of Loan. Maker warrants and represents to Payee and all other Holders that all loans evidenced by this note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One.

     16. Participations and Assignments. Payee and each other Holder reserves the right, exercisable in such Holder's discretion and without notice to Maker or any other person, to sell participations, assign interests or both, in all or any part of this note or the debt evidenced by this note, in accordance with the Credit Agreement.

     17. Limitation of Liability. No obligation or liability whatsoever of Maker which may arise at any time under this promissory note or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be personally binding upon, nor shall resort for the enforcement thereof be had to the private property of, any of Maker's trustees or shareholders regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

ARCHSTONE COMMUNITIES TRUST


                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                               Page 5 of 5 Pages                INITIALLED FOR
                                  EXHIBIT C                  IDENTIFICATION:____
                                  ---------

                                SWING LOAN NOTE
                                ---------------
$75,000,000.00                                                     July __, 1998

  FOR VALUE RECEIVED ARCHSTONE COMMUNITIES TRUST, a Maryland real estate investment trust (herein called "Maker") promises to pay to the order of CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, at 712 Main Street, Houston, Texas 77002, or at such other place as the holder (the "Holder", whether or not Payee is such holder) of this note may hereafter designate in writing, in immediately available funds and in lawful money of the United States of America, the principal sum of Seventy-Five Million Dollars ($75,000,000.00) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding at the Stated Rate and interest on all past due amounts, both principal and accrued interest, at the Past Due Rate; provided, that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the Holder of this note for the use, forbearance or detention of the debt evidenced hereby (including, but not limited to, all interest on this note at the Stated Rate) shall not exceed the Ceiling Rate.

     1. Definitions. Any terms not defined herein shall have the meaning given to them in the Amended and Restated Credit Agreement dated of even date herewith among the Maker, and certain other Lenders (as the same may be amended or modified the "Credit Agreement").

     2. Rates Change Automatically and Without Notice. Without notice to Maker or any other person or entity and to the full extent allowed by applicable law from time to time in effect, the Prime Rate and the Ceiling Rate shall each automatically fluctuate upward and downward as and in the amount by which Holder's said prime rate, and such maximum nonusurious rate of interest permitted by applicable law, respectively, fluctuate.

     3. Calculation of Interest. Interest shall be computed for the actual number of days elapsed in a year (up to 365, or 366 in a leap year) deemed to consist of 360 days, unless the Ceiling Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Ceiling Rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which it accrued.

     4. Excess Interest Will be Refunded or Credited. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, the Holder of this note shall refund to the payor or, at the Holder's option, credit against the principal of this note such portion of that interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate.

                               Page 1 of 5 Pages

     5. Interest Will be Spread. All sums paid or agreed to be paid to the Holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby, to the extent permitted by applicable law and to the extent necessary to avoid violating applicable usury laws, shall be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note.

     6. Payment Schedule. The principal of this note shall be due and payable on the Revolving Credit Termination Date. Accrued and unpaid interest shall be due and payable on each Interest Payment Date. All payments shall be applied first to accrued interest, the balance to principal.

     7. Prepayment. Maker may prepay this note only as provided in the Credit Agreement.

     8. Revolving Credit. Upon and subject to the terms and conditions of the Credit Agreement and the other provisions of this note, Maker may borrow, repay and reborrow against this note at any time unless and until a default (however designated) or event (an "Event of Potential Default") which, if not cured after notice or before the lapse of time (or both) would develop into a default under this note, the Credit Agreement or any other Credit Documents has occurred which the Holder has not declared to have been fully cured or waived, and (except as the Credit Agreement or any of the other Credit Documents may otherwise provide) there is no limit on the number of advances against this note so long as the total unpaid principal of this note at any time outstanding does not exceed $75,000,000.00. Interest on the amount of each advance against this note shall be computed on the amount of the unpaid balance of that advance from the date it is made until the date it is repaid. If Maker's right (if any) to borrow against this note shall ever lapse because of the occurrence of any default, it shall not be reinstated (or construed from any course of conduct or otherwise to have been reinstated) unless and until the Holder shall declare in a signed writing that it has been cured or waived. The unpaid principal balance of this note at any time shall be the total of all principal lent against this note to Maker or for Maker's account less the sum of all principal payments and permitted prepayments on this note received by the Holder. Absent manifest error, the Holder's computer records shall on any day conclusively evidence the unpaid balance of this note and its advances and payments history posted up to that day. All loans and advances and all payments and permitted prepayments made on this note may be (but are not required to be) endorsed by the Holder on the schedule attached hereto (which is hereby made a part hereof for all purposes) or otherwise recorded in the Holder's computer or manual records; provided, that any Holder's failure to make notation of (a) any principal advance or accrual of interest shall not cancel, limit or otherwise affect Maker's obligations or any Holder's rights with respect to that advance or accrual, or (b) any payment or permitted prepayment of principal or interest shall not cancel, limit or otherwise affect Maker's entitle-

                               Page 2 of 5 Pages
ment to credit for that payment as of the date of its receipt by the Holder. Maker and Payee expressly agree, as expressly allowed by Chapter 346 of the Texas Finance Code, that Chapter 346 (which relates to open-end line of credit revolving loan accounts) shall not apply to this note or to any loan evidenced by this note and that neither this note nor any such loan shall be governed by Chapter 346 or subject to its provisions in any manner whatsoever.

     9. Credit Agreement. This note has been issued pursuant to the terms of the Credit Agreement, to which reference is made for all purposes. Advances against this note by Payee or other Holder hereof shall be governed by the Credit Agreement. Payee is entitled to the benefits of the Credit Agreement.
As additional security for this note, Maker hereby grants to Payee and all other present and future Holders an express lien against, security interest in and contractual right of setoff in and to, all property and any and all deposits (general or special, time or demand, provisional or final) at any time held by the Payee or other Holder for any Maker's credit or account.

     10. Defaults and Remedies. Time is of the essence. Maker's failure to pay any principal or accrued interest owing on this note when due and after expiration of any applicable period for notice and right to cure such a default which is specifically provided for in the Credit Agreement or any other provision of this note, or the occurrence of any default under the Credit Agreement or any other Credit Documents shall constitute default under this note, whereupon the Holder may elect to exercise any or all rights, powers and remedies afforded (a) under the Credit Agreement and all other papers related to this note and (b) by law, including the right to accelerate the maturity of this entire note.

  In addition to and cumulative of such rights, the Holder is hereby authorized at any time and from time to time after any such default, at Holder's option, without notice to Maker or any other person or entity (all rights to any such notice being hereby waived), to set off and apply any and all of any Maker's deposits at any time held by the Holder, and any other debt at any time owing by the Holder to or for the credit or account of any Maker, against the outstanding balance of this note, in such order and manner as Holder may elect in its sole discretion.

  The Holder's right to accelerate this note on account of any late payment or other default shall not be waived or deemed waived by the Holder by reason of the Holder's having previously accepted one or more late payments or by reason of any Holder's otherwise not accelerating this note or exercising other remedies for any default, and no Holder shall ever be obligated or deemed obligated to notify Maker or any other person that Holder is requiring strict compliance with this note or any papers securing or otherwise relating to it before such Holder may accelerate this note or exercise any other remedy.

  Nothing in this Section or elsewhere shall be construed as diminishing Holder's absolute right to demand payment of all or any part of this note at any time.


                               Page 3 of 5 Pages

     11. Legal Costs. If any Holder of this note retains an attorney in connection with any such default or to collect, enforce or defend this note or any papers intended to secure or guarantee it in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any Holder in connection with this note or any such papers and does not prevail, then Maker agrees to pay to each such Holder, in addition to principal and interest, all reasonable costs and expenses incurred by such Holder in trying to collect this note or in any such suit or proceeding, including reasonable attorneys' fees.

     12. Waivers. Except only for any notices which are specifically required by the Credit Agreement, Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

     13. Rate of Return Maintenance Covenant. If at any time after the date of this note, any Holder determines that (a) any applicable law, rule or regulation regarding capital adequacy of general applicability has been adopted or changed, or (b) its interpretation or administration by any governmental authority, central bank or comparable agency has changed, and determines that such change or the Holder's compliance with any request or directive regarding capital adequacy of general applicability (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Holder's capital as a consequence of its obligations under this note or any related papers to a level below that which the Holder could have achieved but for such adoption, change or compliance (taking into consideration the Holder's own capital adequacy policies) by an amount the Holder deems to be material, then Maker promises to pay from time to time to the order of the Holder such additional amount or amounts as will compensate the Holder for such reduction. A certificate of any Holder setting forth the amount or amounts necessary to compensate the Holder as specified above shall be given to Maker as soon as practicable after the Holder has made such determination and shall be conclusive and binding, absent manifest error. Maker shall pay the Holder the amount shown as due on any such certificate within 15 days after the Holder gives it. In preparing such certificate, the Holder may employ such assumptions and make such allocations of costs and expenses as the

                               Page 4 of 5 Pages

Holder in good faith deems reasonable and may use any reasonable averaging and attribution method.

     14. Governing Law, Jurisdiction and Venue. This note shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America from time to time in effect.

     15. General Purpose of Loan. Maker warrants and represents to Payee and all other Holders that all loans evidenced by this note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One.

     16. Participations and Assignments. Payee and each other Holder reserves the right, exercisable in such Holder's discretion and without notice to Maker or any other person, to sell participations, assign interests or both, in all or any part of this note or the debt evidenced by this note, in accordance with the Credit Agreement.

     17. Limitation of Liability. No obligation or liability whatsoever of Maker which may arise at any time under this promissory note or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be personally binding upon, nor shall resort for the enforcement thereof be had to the private property of, any of Maker's trustees or shareholders regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.


                              ARCHSTONE COMMUNITIES TRUST


                              By:
                                 ---------------------------
                              Name:
                                   -------------------------
                              Title:
                                    ------------------------


                               Page 5 of 5 Pages

                              OPINION OF COUNSEL

     1. The Borrower (a) is duly organized, validly existing and in good standing under the laws of the states of Maryland and Texas; (b) has all requisite power and authority and all material governmental licenses, authorizations, permits and approvals to own its Property and to carry on its business as, and in the places where, such Property is owned or such business is now conducted, and (c) is duly qualified to do business and is in good standing in every jurisdiction in which such qualification is necessary or desirable.

     2. The execution, delivery and performance of the Credit Agreement and the other Credit Documents (a) have all been duly authorized by all necessary action by the Borrower; (b) are within the power and authority of the Borrower;
(c) will not contravene or violate any Legal Requirement or the Organizational Documents of the Borrower; (d) to the best of our knowledge, will not result in the breach of, or constitute a default under, any agreement, instrument, judgment, license, order or permit to which the Borrower is a party or by which the Borrower or any of its Property may be bound or affected, and (e) to the best of our knowledge, do not result in the creation of any Lien upon any Property of the Borrower except as expressly contemplated by the Credit Documents.

     3. All authorizations, consents, approvals, licenses, permissions and registrations, if any, of or with any Governmental Authority, or to the best of our knowledge, any other Person, required in connection with the execution, delivery and performance of the Credit Agreement, the Note and the other Credit Documents have been obtained.

     4. The Credit Documents are legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     5. To the best of our knowledge and except as heretofore disclosed to the Agent, there is no litigation or administrative proceeding pending or threatened against, or any outstanding judgment, order decree or award affecting, the Borrower before or by any Governmental Authority or arbitral body which in the aggregate have, or if adversely determined could have, any material adverse effect on the condition, business or prospects, financial or otherwise, of the Borrower.

     6. The Borrower is not an "investment company", or a copy "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                                   EXHIBIT D
                                   ---------
                               Page 1 of 1 Page

                      Form of Money Market Quote Request


To:       Chase Bank of Texas, National Association (the "Agent")

From:     Archstone Communities Trust (the "Borrower")

Re: Amended and Restated Credit Agreement (the "Credit Agreement"), dated July 7, 1998 among the Borrower, the Lenders parties thereto and the Agent

          We hereby give notice pursuant to Section 2.8 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Loan(s):

Date of Borrowing:
                   ----------------------------

Principal Amount                    Interest Period

$
          Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the Adjusted Eurodollar Interbank Rate].

          The funding of Money Market Loans made in connection with this Money Market Quote Request [may/may not] be made by Designated Lenders.

          Terms used herein have the meanings assigned to them in the Credit Agreement.


                                          ARCHSTONE COMMUNITIES TRUST


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

----------------
Amount must be $20,000,000 or a larger multiple of $1,000,000.

Not less than one month (LIBOR Auction) or not less than 30 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                   Exhibit E

                                   EXHIBIT F

                  Form of Invitation for Money Market Quotes

To:  [Name of Lender]

RE: Invitation for Money Market Quotes to Archstone Communities Trust (the "Borrower")


     Pursuant to Section 2.8 of the Amended and Restated Credit Agreement, dated July 7, 1998 among the Borrower, the Lenders parties thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Loan(s):

Date of Borrowing:
                   ----------------------------

Principal Amount                                 Interest Period

$

     Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the Adjusted Eurodollar Interbank Rate.]

     Please respond to this invitation by no later than ________ A.M. (Houston, Texas time) on [date].

                                            CHASE BANK OF TEXAS,
                                             NATIONAL ASSOCIATION


                                            By:
                                               ---------------------------------
                                                      Authorized Officer


                                   EXHIBIT F
                                   ---------
                               Page 1 of 1 Page

                                   EXHIBIT G

                          Form of Money Market Quote

To:  Chase Bank of Texas, National Association, as Agent

RE:  Money Market Quote to Archstone Communities Trust (the "Borrower")

     In response to your invitation on behalf of the Borrower dated ______________________________________, 19______, we hereby make the following
Money Market Quote on the following terms:

1.   Quoting Bank:
2.   Person to contact at Quoting Bank:


3. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and the following rates:

Principal          Interest              Money Market
 Amount             Period                 [Margin] [Absolute Rate]
---------          --------                --------------------------
$

$
     [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed
     $_________________.]

          We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Amended and Restated Credit Agreement dated July 7, 1998 among the Borrower, the Lenders parties thereto and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                            Very truly yours,

                                            [NAME OF LENDER]
Dated:                                      By:
      --------------------                     ------------------------------
                                                     Authorized Officer

                                   EXHIBIT G
                                   ---------

                                   EXHIBIT H

                         Form of Designation Agreement

                          Dated ____________, 199____

     Reference is made to that certain Amended and Restated Credit Agreement dated July 7, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among ARCHSTONE COMMUNITIES TRUST, the Lenders parties thereto, and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION (the "Agent"), as Agent. Terms defined in the Credit Agreement are used herein with the same meaning.

     [NAME OF DESIGNOR] (the "Designor"), [NAME OF DESIGNEE] (the "Designee"), the Agent and Borrower agree as follows:

     1. The Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Money Market Loans pursuant to
Section 2.8 of the Credit Agreement. Any assignment by Designor to Designee of its rights to make a Money Market Loan pursuant to such Section 2.8 shall be effective at the time of the funding of such Money Market Loan and not before such time.

     2. Except as set forth in Section 7 below, the Designor makes no representation or warranty and assumes no responsibility pursuant to this Designation Agreement with respect to (a) any statements, warranties or representations made in or in connection with any Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or any other instrument and document furnished pursuant thereto and (b) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Credit Document or any other instrument or document furnished pursuant thereto.

     3. The Designee (a) confirms that it has received a copy of each Credit Document, together with copies of the financial statements referred to in
Section 5.2 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (b) agrees that it will independently and without reliance upon the Agent, the Designor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Credit Document; (c) confirms that it is a Designated Lender; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under any Credit Document as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (e) agrees to be bound by each and every provision of each Credit Document and further agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Credit Document are required to be performed by it as a Lender.

                                   EXHIBIT H
                                   ---------

     4. The Designee hereby appoints Designor as Designee's agent and attorney in fact, and grants to Designor an irrevocable power of attorney, to receive payments made for the benefit of Designee under the Credit Agreement, to deliver and receive all communications and notices under the Credit Agreement and other Credit Documents and to exercise on Designee's behalf all rights to vote and to grant and make approvals, waivers, consents or amendments to or under the Credit Agreement or other Credit Documents. Any document executed by the Designor on the Designee's behalf in connection with the Credit Agreement or other Credit Documents shall be binding on the Designee. The Borrower, the Agent and each of the Lenders may rely on and are beneficiaries of the preceding provisions.

     5. Following the execution of this Designation Agreement by the Designor and its Designee, it will be delivered to the Agent for acceptance by the Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on the signature page hereto.

     6. The Agent hereby agrees that it will not institute against any Designee or join any other Person in instituting against any Designee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, until the later to occur of (i) one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designee and (ii) the Revolving Credit Termination Date.

     7. The Designor unconditionally agrees to pay or reimburse the Designee and save the Designee harmless against all liabilities, obligations, losses, damages, penalties, actions and judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Credit Documents against the Designee, in its capacity as such, in any way relating to or arising out of this Designation Agreement or any other Credit Documents or any action taken or omitted by the Designee hereunder or thereunder, INCLUDING THE NEGLIGENCE OF THE DESIGNEE provided that the Designor shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Designee's gross negligence or willful misconduct.

     8. As of the Effective Date the Designee shall be a party to the Credit Agreement with a right (subject to the provisions of Section 2.8(b)) to make Money Market Loans as a Lender pursuant to Section 2.8 of the Credit Agreement and the rights and obligations of a Lender related thereto; provided, however, that the Designee shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of such Designee which is not otherwise required to repay obligations of such Designee, which are then due and payable. Notwithstanding the foregoing, the Designor, as administrative agent for the Designee, shall be and remain obligated to the Borrower, the Agent and the Lenders for each and every one of the obligations of the Designee and its Designor with respect to the Credit Agreement, including, without limitation, any

                                   EXHIBIT H
                                   ---------
                                  Page 2 of 4
indemnification obligations under Section 8.5 of the Credit Agreement and any sums otherwise payable to the Borrower by the Designee.

     9. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

     10. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

     IN WITNESS WHEREOF, the Designor and the Designee, intending to be legally bound, have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

Effective Date:
__________________, 199___

                                         [NAME OF DESIGNOR], as Designor


                                         By:
                                            -----------------------------------
                                         Title:
                                               --------------------------------


                                         [NAME OF DESIGNEE], as Designee

                                         By:
                                            -----------------------------------
                                         Title:
                                               --------------------------------

                                         Applicable Lending Office
                                         (and address for notices):

                                                 [Address]

                                   EXHIBIT H
                                   ---------
                                  Page 3 of 4

Accepted this _____ day of
______________, 19_____

CHASE BANK OF TEXAS,
NATIONAL ASSOCIATION, as Agent


By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------


                                   EXHIBIT H
                                   ---------

                               FORM OF GUARANTY

     THIS GUARANTY dated as of _______________ executed and delivered by each of the undersigned, whether one or more, (all each a "Guarantor" and collectively, the "Guarantors"), in favor of (a) CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, in its capacity as Agent (the "Agent") for the Lenders under that certain Amended and Restated Credit Agreement dated as of July 7, 1998 by and among ARCHSTONE COMMUNITIES TRUST (the "Borrower"), the financial institutions party thereto and their assignees in accordance therewith (the "Lenders"), and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement") and (b) the Lenders.

     WHEREAS, pursuant to the Credit Agreement, the Lenders have made available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

     WHEREAS, each Guarantor is a wholly-owned Subsidiary of the Borrower;

     WHEREAS, the Borrower, each Guarantor and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;

     WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower's obligations to the Agent and the Lenders on the terms and conditions contained herein; and

     WHEREAS, each Guarantor's execution and delivery of this Guaranty is one of the conditions precedent to the Agent and the Lenders making, or continuing to make, such financial accommodations to the Borrower.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

     Section 1. Guaranty. Each Guarantor hereby absolutely and unconditionally guaranties the due and punctual payment and performance of all of the following (collectively referred to as the "Obligations"): (a) all indebtedness and obligations owing by the Borrower to any of the Lenders or the Agent under or in connection with the Credit Agreement and any other Credit Document, including without limitation, the repayment of all principal of the Loans made by the Lenders to the Borrower under the Credit Agreement and the payment of all interest, fees, charges, reasonable attorneys fees and other amounts payable to any Lender or the Agent thereunder or in connection

                                   EXHIBIT I
therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; and (c) all expenses, including, without limitation, reasonable attorneys' fees and disbursements, that are incurred by the Lenders or the Agent in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder.

     Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, the Lenders and the Agent shall not be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy the Lenders or the Agent may have against the Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against the Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Guarantor or any other Person; or (c) to make demand of the Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders or the Agent which may secure any of the Obligations. In this connection, each Guarantor hereby waives the right of such Guarantor to require any holder of the Obligations to take action against the Borrower as provided by any Legal Requirement.

     Section 3. Guaranty Absolute. Each Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Legal Requirement now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

     (a) (i) any change in the amount, interest rate or due date or other term of any of the Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Credit Document, or any other document or instrument evidencing or relating to any Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Credit Documents, or any other documents, instruments or agreements relating to the Obligations or any other instrument or agreement referred to therein or evidencing any Obligations or any assignment or transfer of any of the foregoing;

     (b) any lack of validity or enforceability of the Credit Agreement, any of the other Credit Documents, or any other document, instrument or agreement referred to therein or evidencing any Obligations or any assignment or transfer of any of the foregoing;

                                   EXHIBIT I

     (c) any furnishing to the Agent or the Lenders of any security for the Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral security for the Obligations;

     (d) any settlement or compromise of any of the Obligations, any security therefor, or any liability of any other party with respect to the Obligations, or any subordination of the payment of the Obligations to the payment of any other liability of the Borrower;

     (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any other Guarantor, the Borrower or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

     (f) any nonperfection of any security interest or other Lien on any of the collateral securing any of the Obligations;

     (g) any act or failure to act by the Borrower or any other Person which may adversely affect such Guarantor's subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

     (h) any application of sums paid by the Borrower or any other Person with respect to the liabilities of the Borrower to the Agent or the Lenders, regardless of what liabilities of the Borrower remain unpaid;

     (i) any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof; or

     (j) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor hereunder.

     Section 4. Action with Respect to Obligations. The Lenders and the Agent may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Obligations, including, but not limited to, extending or shortening the time of payment of any of the Obligations or the interest rate that may accrue on any of the Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Credit Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any Person liable in any manner for the payment or collection of the Obligations;
(e) exercise, or refrain from exercising, any rights against the Borrower or any other Person (including, without limitation, any other Guarantor); and (f) apply any sum, by whomsoever paid or however realized, to the Obligations in such order as the Lenders or the Agent shall elect.

                                   EXHIBIT I
                                  Page 3 of 9

     Section 5. Representations and Warranties. Each Guarantor hereby makes to the Agent and the Lenders all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Credit Documents, as if the same were set forth herein in full.

     Section 6. Covenants. Each Guarantor will comply with all covenants which the Borrower is to cause such Guarantor to comply with under the terms of the Credit Agreement or any other Credit Documents.

     Section 7. Waiver. Each Guarantor, to the fullest extent permitted by applicable law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

     Section 8. Inability to Accelerate Loan. If the Agent and/or the Lenders are prevented from demanding or accelerating payment thereof by reason of any automatic stay or otherwise, the Agent and/or the Lenders shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

     Section 9. Reinstatement of Obligations. Each Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, with respect to any Obligations if at any time payment of any such Obligations is rescinded or otherwise must be restored by the Agent and/or the Lenders upon the bankruptcy or reorganization of the Borrower or any Guarantor or otherwise.

     Section 10. Subrogation. Until all of the Obligations shall have been indefeasibly paid in full, no Guarantor shall have any right of subrogation and each Guarantor hereby waives any right to enforce any remedy which the Agent and/or the Lenders now have or may hereafter have against the Borrower, and each Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Agent and the Lenders to secure payment or performance of any of the Obligations.

     Section 11. Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any withholding tax or liability imposed by any Governmental Authority, or any Legal Requirement promulgated thereby), and if any Guarantor is required by such Legal Requirement or by such Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to the Agent and the Lenders such additional amount as will result in the receipt by the Agent and the Lenders of the full amount payable hereunder had such deduction or withholding not occurred or been required.

                                   EXHIBIT I
                                  Page 4 of 9

     Section 12. Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender is hereby authorized by each Guarantor, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being hereby expressly waived, but subject to receipt of Agent's prior written consent exercised in its sole discretion, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Lender or any Affiliate of such Lender, to or for the credit or the account of each Guarantor against and on account of any of the Obligations then due and owing after the expiration of any applicable grace periods. Each Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the applicable provisions of the Credit Agreement, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Guarantor in the amount of such participation.

     Section 13. Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of the Agent and the Lenders that all obligations and liabilities of the Borrower or any other Guarantor to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower or any other Guarantor (collectively, the "Junior Claims") shall be subordinate and junior in right of payment to all Obligations. If an Event of Default shall have occurred and be continuing, then no Guarantor shall accept any direct or indirect payment (in cash, property, securities by setoff or otherwise) from the Borrower or any other Guarantor on account of or in any manner in respect of any Junior Claim until all of the Obligations have been indefeasibly paid in full.

     Section 14. Avoidance Provisions. It is the intent of each Guarantor, the Agent and the Lenders that in any Proceeding, such Guarantor's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of applicable law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The applicable laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) shall be determined in any such Proceeding are referred to as the "Avoidance Provisions". Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of any Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders), to be subject to avoidance under the Avoidance Provisions. This
Section is intended

                                   EXHIBIT I
                                  Page 5 of 9
solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor nor any other Person shall have any right or claim under this Section as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

     Section 15. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower, of the other Guarantors and of all other circumstances bearing upon the risk of nonpayment of any of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agent or any Lender shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

     Section 16. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

     SECTION 17.  JURISDICTION, VENUE.

     (a) EACH GUARANTOR AGREES THAT THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION, OR, AT THE OPTION OF THE AGENT, ANY STATE COURT LOCATED IN HARRIS COUNTY, TEXAS SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM OR ANY COLLATERAL. EACH GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER IN ANY OTHER APPROPRIATE JURISDICTION. FURTHER, EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (b) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE OBLIGATIONS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER CREDIT DOCUMENTS AND THE TERMINATION OF THIS GUARANTY.

                                   EXHIBIT I

     Section 18. Loan Accounts. The Agent may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of Obligation or otherwise, the entries in such account shall be binding upon each Guarantor as to the outstanding amount of such Obligations and the amounts paid and payable with respect thereto absent manifest error. The failure of the Agent to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

     Section 19. Waiver of Remedies. No delay or failure on the part of the Agent or the Lenders in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent or the Lenders of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.

     Section 20. Successors and Assigns. Each reference herein to the Agent or the Lenders shall be deemed to include such Person's respective successors and assigns (including, but not limited to, any holder of the Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to any Guarantor shall be deemed to include the Guarantor's successors and assigns, upon whom this Guaranty also shall be binding. The Lenders and the Agent may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Obligation, or grant or sell participation in any Obligations, to any Person or entity without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying such Guarantor's obligations hereunder. Each Guarantor hereby consents to the delivery by the Agent or any Lender to any assignee, transferee or participant of any financial or other information regarding the Borrower or any Guarantor. Each Guarantor may not assign or transfer its obligations hereunder to any Person.

     SECTION 21. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER AND UNDER OTHER CREDIT DOCUMENTS SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE OBLIGATIONS AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER AND UNDER OTHER COURT DOCUMENTS.

     Section 22. Amendments. This Guaranty may not be amended except as provided in the Credit Agreement.

     Section 23. Payments. All payments made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at its Lending Office, not later than 11:00 a.m., Houston, Texas time on the date one (1) Business Day after demand therefor.

                                   EXHIBIT I

     Section 24. Notices. All notices, requests and other communications hereunder shall be in writing and shall be given as provided in the Loan Agreement. Each Guarantor's address for notice is set forth below its signature hereto.

     Section 25. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 26. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

     Section 27. Definitions. (a) For the purposes of this Guaranty:

     "Proceeding" means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code or any other applicable bankruptcy laws; (ii) a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor;
(iii) any other proceeding under any applicable law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

     (b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

                                   EXHIBIT I
                                  Page 8 of 9

     IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

                                        (GUARANTOR)

                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                        Address for Notices:

                                        c/o Security Capital Group Incorporated
                                        125 Lincoln Avenue
                                        Santa Fe, New Mexico 87501
                                        Attention:
                                                  ------------------------------

                                   EXHIBIT I
                                  Page 9 of 9